EXECUTION COPY
                            ASSET PURCHASE AGREEMENT



THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of the 24 day of April, 2008 (the "SIGNING DATE") by and among (i) Amneal
Pharmaceuticals of New York, LLC, a Delaware limited liability company ("BUYER"), (ii) Interpharm Holdings, Inc., a Delaware corporation, and Interpharm, Inc., a New York corporation (collectively, "COMPANY"), and (iii) the shareholders of Company indicated as "Majority Shareholders" on the signature pages hereto (the "MAJORITY SHAREHOLDERS"). Capitalized terms used herein and not otherwise defined shall have the definition ascribed thereto in
ARTICLE I hereof.


                              W I T N E S S E T H:

WHEREAS, Company and its Subsidiaries (collectively, the "SELLERS") operate a business of developing, manufacturing and distributing pharmaceutical products (the "BUSINESS"); and

WHEREAS, Company desires for it and the other Sellers to sell substantially all of their assets to Buyer, and Buyer desires to acquire such assets and to assume certain specified liabilities of Sellers.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and conditions hereinafter set forth, the parties do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          1.1 DEFINED TERMS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

                    "ACTION" means any suit, action, judicial or administrative action or proceeding.

                    "ACM" means any asbestos or asbestos-containing material.

                    "ACQUISITION PROPOSAL" means any inquiry, proposal, offer or expression of interest by any third party relating to a merger, consolidation or other business combination involving any Seller, or any purchase of more than 20% of the consolidated assets of Sellers or more than 20% of the outstanding shares of capital stock or membership interests any Seller (other than pursuant to the exercise of stock options or conversion rights under securities outstanding as of the Signing Date in accordance with their terms) or the issuance of any securities (or rights to acquire securities) of any Seller, or any similar transaction, or any agreement, arrangement or understanding requiring any Seller to abandon, terminate or fail to consummate any transaction contemplated by this


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          Agreement.  Any  material  modification  of  an  Acquisition  Proposal
          (including any modification of the economic terms) shall constitute a new Acquisition Proposal.

                    "AFFILIATE" shall mean (x) any Person directly or indirectly controlling, controlled by, or under common control with another Person, (y) any director, officer, manager, partner, Employee, shareholder or member of a Person, or (z) any father, mother, brother, sister or descendant of a natural person or any spouse thereof; PROVIDED, HOWEVER, that none of the parties in clause (z) shall be deemed Affiliates for purposes of SECTION 9.3(G)(III); and PROVIDED, FURTHER, that in the case of a Company shareholder or noteholder which is a private equity firm, a portfolio company of such shareholder or noteholder which does not have any direct or indirect proprietary, leasehold or financial interest (other than financial interests consisting of arm's length transactions) in any of the Acquired Assets or the Business shall not be deemed an Affiliate of Company or any other Seller. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

                    "AMEX" means the American Stock Exchange.

                    "ANDA" means an Abbreviated New Drug Application filed with the FDA.

                    "API" means active pharmaceutical ingredients.

                    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday and all legal public holidays specified in 5 U.S.C. ss. 6103(a), as amended from time to time.

                    "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. ss.ss. 9601 et seq.).

                    "CGMP" means current good manufacturing practices for the methods to be used in, and the facilities and controls to be used for, the manufacture, storage and handling of each Product, all as set forth from time-to-time by the FDA pursuant to the FD&C Act and the rules and regulations promulgated thereunder (including specifically, Title 21, parts 210 and 211 of the Code of Federal Regulations of the United States).

                    "CLAIMS"    means   all   actions,    suits,    proceedings,
          investigations, claims or grievances.

                    "CODE" means the Internal Revenue Code of 1986, as amended.

                    "CONTRACTS" means all written and oral contracts, leases, sales, purchase orders, commitments and other agreements, and any amendments to any of the foregoing.

                    "DESIGN     DOCUMENTATION"    means    all    documentation,
          specifications, manuals, user guides, promotional material, internal notes and memos, technical


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          documentation,   drawings,  flow  charts,  diagrams,  source  language
          statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development, maintenance or marketing of Sellers Software Programs.

                    "DGCL" means the Delaware General Corporation Law, as amended.

                    "EMPLOYEE" means any (i) officer or employee of any Seller, and (ii) any independent contractor or consultant whose engagement by any Seller accounts for the majority of their working time.

                    "EMPLOYEE BENEFIT PLANS" means all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "welfare benefit plans" (as defined in Section 3(l) of ERISA), membership interest bonus, membership interest option, restricted membership interest, membership interest appreciation right, membership interest purchase, bonus, incentive, deferred compensation, severance, vacation plans, and any other employee benefit plan, program, policy or arrangement maintained or contributed to by Sellers or any of their ERISA Affiliates, or to which Sellers or any of their ERISA Affiliates contribute or are obligated to make payments thereunder or otherwise may have any liability.

                    "ENVIRONMENTAL REQUIREMENTS" means all Laws, statutes, rules, regulations, ordinances, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any Governmental Authority relating to the regulation of, imposing standards of conduct or liability regarding, or protection of, human health and safety (including, without limitation, employee health and safety), public welfare, natural resources, conservation, the environment, or the storage, treatment, disposal, transportation, handling, or other management of Materials of Environmental Concern.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    "ERISA AFFILIATE" means any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code that includes Sellers.

                    "ESCROW AMOUNT" means Three Million Five Hundred Thousand Dollars ($3,500,000).

                    "ESCROW PERIOD" means the period commencing on the Closing Date and expiring three hundred sixty five (365) days later.

                    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                    "EXPENSES" means any and all legal, accounting, financial advisory, consulting and other similar fees and expenses of third parties that are incurred or paid by a party in connection with the preparation and negotiation of this Agreement and the other
          Transaction Documents and the consummation of transactions contemplated hereby


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          and thereby.

                    "FACILITY" means the approximately 38 acres of land located at 50 Horseblock Road, Yaplank, New York, together with the approximately 90,000 sq. ft. building and other Improvements located thereon.

                    "FDA" means the U.S. Food and Drug Administration.

                    "FD&C ACT" means the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the regulations thereunder, including cGMP regulations, as the same may be amended or revised.

                    "FINANCIAL STATEMENTS" means, collectively, the consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of Sellers included in the SEC Reports.

                    "GAAP" means U.S. generally accepted accounting principles.

                    "GOVERNMENTAL AUTHORITY" shall mean any governmental regulatory or administrative body, department, commission, board, bureau, agency or instrumentality, any court or judicial authority or any public, private or industry regulatory authority, in each case whether federal, state, local or foreign.

                    "HIGH VOLUME ACCOUNT" means any retailer, wholesaler or distributor whose annual and/or projected annual aggregate purchase amounts (on a company-wide level), in units or in dollars, of a Product from Sellers was, is, or is projected to be among the top twenty highest of such purchase amounts by Sellers' customers on any of the following dates: (i) the end of the last quarter that immediately preceded the Signing Date; or (ii) the end of the last quarter that immediately preceded the Closing Date.

                    "HSR   LAWS"   means   the    Hart-Scott-Rodino    Antitrust
          Improvements Act and the regulations promulgated thereunder, each as amended.

                    "IMPROVEMENTS" means all improvements of any and every nature (including without limitation all buildings, structures, fixtures and building systems) located in or affixed to the Sellers' Real Property, and all components thereof.

                    "INDEMNIFIED PARTY" shall mean (i) with respect to Losses described in SECTION 8.1, Buyer, and (ii) with respect to Losses described in SECTION 8.3, Company.

                    "INDEMNIFYING PARTY" shall mean (i) with respect to Losses described in SECTION 8.1, Company, and (ii) with respect to Losses described in SECTION 8.3, Buyer.

                    "INDEBTEDNESS" means, with respect to Sellers, all indebtedness of any Seller for borrowed money, whether current or funded, or secured or unsecured, including, without limitation: (a) all indebtedness of any Seller for the deferred purchase price of property or services, whether or not represented by a note, (b) all indebtedness of any Seller created or arising under any conditional sale or other title retention agreement


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          with  respect to  property  acquired  by any Seller  (even  though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all indebtedness of any Seller secured by a purchase money mortgage or other Lien to secure all or part of the purchase
          price  of  property   subject  to  such  mortgage  or  Lien,  (d)  all
          obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which any Seller is liable as lessee, (e) any liability of any Seller in respect of banker's acceptances or letters of credit, (f) all interest, fees and other expenses owed with
          respect  to  the   indebtedness   referred  to  above,   and  (g)  all
          indebtedness referred to above which is directly or indirectly guaranteed by any Seller or which any Seller have agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss (excluding any
          contingent   indemnification   obligations   or   similar   contingent
          obligations assuring against loss).

                    "INTELLECTUAL PROPERTY" means all worldwide intellectual property rights and all rights associated therewith, including without limitation: (i) all issued and existing letters patent U.S. or foreign, including , extensions (whether arising from patent or regulatory law), supplemental protection certificates, registrations, confirmations, reissues, reexaminations or renewals and all foreign equivalents thereof (all of the foregoing described in this subsection
          (i), collectively "ISSUED PATENTS"); (ii) all published or unpublished non-provisional and provisional patent applications, U.S and foreign, including any continuation, divisional, continuation in part or division thereof, or any substitute application therefore or foreign equivalent thereof (all of the foregoing described in this subsection
          (ii), collectively "PATENT APPLICATIONS" and, with the Issued Patents, the "PATENTS"); (iii) all copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance transformation and rights of ownership of copyrightable works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright conventions (collectively, "COPYRIGHTS"); (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "TRADEMARKS"); (v) Product Technology; (vi) all trade secrets, know-how, techniques, data, inventions, practices, methods, and other confidential or proprietary technical, business, marketing, research, development, and other information, and (vii) all other intangible assets, properties and rights, including know how (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).
          Intellectual Property includes all of the foregoing created or obtained through the efforts of third parties for or on behalf of Seller.

                    "INTERPHARM REALTY" means Interpharm Realty, LLC, a New York limited liability company and wholly owned subsidiary of Company.

                    "KNOWLEDGE" shall mean, with respect to Company or Sellers, any fact, circumstance, event or other matter that (i) any of the officers or directors of any Seller actually knows (hereinafter referred to as "ACTUAL KNOWLEDGE"), or (ii) any of the


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          foregoing  parties should  reasonably know in the normal  discharge of his or her assigned duties and responsibilities.

                    "LAWS" shall mean any law, statute, ordinance, rule, regulation, order, decree or mandatory guideline of any Governmental Authority (including, without limitation, the FD&C Act and FDA regulations), as the same may be amended or revised from time to time.

                    "LIENS"  means  all  liens,  mortgages,   pledges,  security
          interests, charges, Claims, options, grant-backs, judgments, court orders or other encumbrances.

                    "LOSSES" means all damages, losses, obligations, liabilities, Claims, deficiencies, costs, Taxes, penalties, fines, interest, monetary sanctions and expenses (including, without limitation, amounts paid in settlement in accordance with SECTION 8.4) incurred by an Indemnified Party, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce an Indemnified Party's right to indemnification hereunder.

                    "MATERIAL ADVERSE EFFECT" means any change or effect which, individually or in the aggregate with all other such changes and effects, is materially adverse to the Business or to the condition (financial or otherwise), assets, operations, financial condition, results of operations or prospects of Sellers, taken as a whole (the "COMPANY CONDITION"), or that would materially and adversely effect the ability of any Seller to perform its obligations hereunder or that would prevent or delay the consummation of the transactions contemplated hereunder; PROVIDED, HOWEVER, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse
          Effect: (i) any loss of or diminution in business from any customer or vendor primarily attributable to the execution, announcement, pendency or pursuit of the consummation of this Agreement and the transactions contemplated by this Agreement; (ii) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States; (iii) any change, event, state of facts or development generally affecting the generic pharmaceutical industry; (iv) any change, event, state of facts or development arising from or relating to compliance with the terms of this Agreement, or action taken or failure to act, to which Buyer has consented in writing (excluding any Seller's actions or omissions in violation of this Agreement); (v) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions; (vi) changes in Laws or Generally Accepted Accounting Principles after date hereof or interpretation thereof; (vii) any action taken at Buyer's request by Sellers or any of their respective affiliates, other than in cure of a Seller's violation of this Agreement; (viii) any matter set forth in the Disclosure Memorandum, as in effect on the initial date of delivery thereof and without giving affect to any amendments or supplements thereto, except for any material worsening of such matter; (ix) any matter set forth in the Company's SEC Reports as of the Signing Date, except for any material worsening of such matter; or
          (x)


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          any matter described in SECTION 3.21(A) below, except for any material worsening of the Business or the Company Condition after the Signing Date.

                    "MATERIALS   OF   ENVIRONMENTAL   CONCERN"   means  (i)  any
          "hazardous substance" as defined in ss. 101(14) of CERCLA or any regulations promulgated thereunder; (ii) petroleum and petroleum by-products; (iii) any ACM; (iv) any chemical, material or substance defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, under any Environmental Requirements; or (v) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

                    "MOST RECENT AUDIT DATE" means June 30, 2007.

                    "MULTIEMPLOYER PLAN" means any multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are or have been made by any Seller or any of their ERISA Affiliates or as to which any Seller or any of their ERISA Affiliates may have liability and that is covered by Title IV of ERISA.

                    "NDC" means a national drug code as issued by the FDA.

                    "NDC NUMBERS" means the NDC number for each of the Products, respectively.

                    "PERMITS"  means  any  licenses,  certificates,   approvals,
          permits and other authorizations issued or to be issued by any Governmental Authority.

                    "PERMITTED LIENS" means (i) Liens set forth on SCHEDULE 2.1(H), (ii) Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (iii) Liens securing the Assumed Liabilities, (iv) easements, covenants, rights-of-way and other similar restrictions of record, and (v) zoning, building and other similar restrictions.

                    "PERSON" means any  corporation,  partnership,  association,
          trust,   limited  liability  company,   joint  venture,   Governmental
          Authority or natural person.

                    "PRODUCT MARKETING MATERIALS" means all marketing materials used specifically in the marketing or sale of any Product as of the Closing Date, including, without limitation, all advertising materials, training materials, product data, mailing lists, sales materials (e.g., detailing reports, vendor lists, sales data), marketing information (e.g., competitor information, research data, market intelligence reports, statistical programs (if any) used for marketing and sales research), customer information (including customer net purchases information to be provided on the basis of either dollars and/or units for each month, quarter or year), sales forecasting models, educational materials, and advertising and display materials, speaker lists, promotional and marketing materials, website content and advertising and display materials, artwork for the production of packaging components, television masters and other similar


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          materials related to the Product(s).

                    "PRODUCT REPORTS" means the following: (i) summary of Product complaints from physicians related to the Products; (ii) summary of Product complaints from customers related to the Products; and (iii) Product recall reports filed with the FDA related to the Products.

                    "PRODUCT SCIENTIFIC AND REGULATORY MATERIAL" means all technological, scientific, chemical, biological, pharmacological, toxicological, regulatory and clinical trial materials and information related to the Products that are owned or licensed by any Seller.

                    "PRODUCT TECHNOLOGY" means the technology, trade secrets, know-how, and proprietary information (whether patented, patentable or otherwise) specifically related to the manufacture, validation, packaging, release testing, stability and shelf life of the Products, including all product formulations, in existence and in the possession of any Seller as of the Closing Date, product specifications, processes, product designs, plans, trade secrets, ideas, concepts, manufacturing, engineering and other manuals and drawings, standard operating procedures, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, efficacy, bioequivalency, quality assurance, quality control and clinical data, research records, compositions, annual product reviews, process validation reports, analytical method validation reports, specifications for stability trending and process controls, testing and reference standards for impurities in and degradation of products, technical data packages, chemical and physical characterizations, dissolution test methods and results, formulations for administration, clinical trial reports, regulatory communications and labeling and all other information related to the manufacturing process, and supplier lists; in all cases that is used by any Seller in the manufacture of the Products, in each case including any of the foregoing created or obtained through the efforts of third parties for or on behalf of Seller.

                    "REPRESENTATIVES"   of  a  Person  means  their   directors,
          officers, managers, partners, shareholders, members, Employees, consultants, contractors, representatives, agents, accountants, bankers, attorneys and other advisors.

                    "SEC" means the U.S. Securities and Exchange Commission.

                    "SECURITIES ACT" means the Securities Act of 1933, as amended.

                    "SOX" means the Sarbanes-Oxley Act of 2002.

                    "SUBSIDIARY" or "SUBSIDIARIES" of any Person means any other Person of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by such first Person.

                    "TAX" or "TAXES" means any federal, foreign, state, county, and local


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          income,  gross  receipts,  excise,  import,  property,  franchise,  ad valorem,  license,  sales  or use  tax or  other  withholding,  social
          security,    Medicare,     unemployment    compensation    or    other
          employment-related   tax,  or  any  other  tax,   together   with  all
          deficiencies, penalties, additions, interest, assessments, and other governmental charges with respect thereto.

                    "TRANSACTION DOCUMENTS" means this Agreement (including the Schedules hereto), the Disclosure Memorandum, the Loan and Security Agreement, the Bill of Sale, the Facility Purchase Agreement, the Restrictive Covenant Agreements, the Certificate of Indebtedness and all other documents, instruments and certificates contemplated by
          ARTICLE VI.

                    "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations thereunder.

          1.2  OTHER  DEFINITIONS.   The  following  capitalized  terms  defined
elsewhere in this Agreement are defined in the sections indicated below.

TERM                                      SECTION

Accounting Firm                           2.6(c)
Actual Knowledge                          1.1 (within definition of "Knowledge")
Acquired Assets                           2.1
Agreement                                 Introduction
APR Interest                              2.1(u)
Assumed Contracts                         2.1(h)
Assumed Liabilities                       2.3
Base Cash Amount                          2.5(a)
Basket                                    8.9
Bill of Sale                              6.2(e)
Break-up Fee                              7.2(b)
Business                                  Recitals
Buyer                                     Introduction
Buyer Advances                            2.5(d)
Buyer Designee                            3.6(d)
Buyer Disagreement Notice                 2.6(c)
Buyer FDC Numbers                         9.3(e)
Cash Amount Adjustments                   2.6
Certificate of Indebtedness               6.2(m)
Ceiling                                   8.10(a)
Claim Notice                              8.4(a)
Closing Cash Amount                       2.5(a)
Closing Date                              6.1
COBRA                                     3.15(g)
Common Stock                              3.6(b)
Company                                   Introduction
Company Disagreement Notice               2.6(c)
Company Shareholders Meeting              9.4(a)

TERM                                      SECTION

DEA License                               6.1(c)
Disclosure Memorandum                     3
Dispute Notice                            8.6
Due Diligence                             2.8
Due Diligence Period                      2.8
Equipment                                 2.1(a)
Escrow Agent                              2.10
Escrow Fund                               2.10
Excluded Assets                           2.2
Excluded Receivables                      2.9(a)
Facility Purchase Agreement               6.2(f)
FDA Inspection                            5.5(b)
Inventory                                 2.1(b)
Information Statement                     5.10
Inventory Shortfall                       8.12(a)
IP Contractors                            3.14(e)
Leased Real Property                      3.8(a)
Licensed Intellectual Property            3.14(c)
Loan and Security Agreement               2.5(d)
Majority Shareholders                     Introduction
Most Recent Balance Sheet                 3.4(e)
Non-Paying Party                          6.1(b)
Owned Real Property                       3.8(a)
Outside Date                              7.1(d)
Preliminary Statement                     2.6(c)
Products                                  2.1(d)
Purchase Price                            2.5(a)
Recommendation                            5.6(b)
Receivables                               2.1(c)
Registrations                             9.3(a)
Required Shareholders Approval            3.6(b)
Restrictive Covenant Agreements           6.2(h)
SEC Reports                               3.4(a)
Sellers                                   Recitals
Sellers Contracts                         3.12
Sellers Intellectual Property             3.14(a)
Sellers Real Property                     3.8(a)
Sellers Registered Intellectual Property  3.14(b)
Sellers Software Programs                 3.14(f)
Series A-1 Preferred Stock                3.6(b)
Series D-1 Preferred Stock                3.6(b)
Signing Date                              Introduction
Specified Employee                        9.1(a)

TERM                                      SECTION

Statement                                 2.6(c)
Third Party                               5.7
Third Party Intellectual Property         3.14(d)
Transaction Written Consent               3.6(c)

          1.3 CONSTRUCTION. In interpreting this Agreement, the following rules of construction shall apply:

               (a) Where the context requires, the use of the singular form in this Agreement will include the plural, the use of the plural will include the singular, and the use of any gender will include any and all genders.

               (b) The word "including" (and, with correlative meaning, the word "include") means that the generality of any description preceding such word is not limited, and the words "shall" and "will" are used interchangeably and have the same meaning.

               (c) References in this Agreement to "Articles", "Sections", or "Exhibits" shall be to Articles, Sections or Exhibits of or to this Agreement unless otherwise specifically provided.

               (d) References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

               (e) References to any statute and related regulation shall include any amendments of the same and any successor statutes and regulations.

               (f) References to any Person include the successors and permitted assigns of such Person.

               (g)  References   "from"  or  "through"  any  date  mean,  unless
otherwise   specified,   "from  and  including"  or  "through  and   including,"
respectively.


                                   ARTICLE II
                                PURCHASE AND SALE

          2.1 PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as defined in SECTION 6.1), Sellers shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Sellers, all of the assets of each Seller (other than the Excluded Assets) (collectively, the "ACQUIRED ASSETS"), free and clear of all Liens (other than Permitted Liens), expressly including, but not limited to:

               (a)  All   vehicles,   machinery,   equipment   (including   HVAC
equipment), furniture, fixtures and other tangible personal property which are specifically set forth on

SCHEDULE 2.1(A) or are otherwise acquired by any Seller after the Signing Date or owned by any Seller at the Closing Date ("EQUIPMENT");

               (b) All raw materials (including API), supplies, work in progress and inventory of finished products, including without limitation (i) those specifically set forth on SCHEDULE 2.1(B), owned by any Seller and forming part of the Business (collectively, "INVENTORY") and (ii) those acquired or produced after the Signing Date and not sold in the ordinary course of business with
Schedule 2.1(b) to be supplemented by Company not later than ten (10) Business Days prior to the Closing Date to reflect such additional Inventory and the shelf life for each item listed thereon;

               (c) All of the accounts, notes and other receivables of any Seller and all rights relating thereto existing or accrued as of the Closing Date ("RECEIVABLES"), including without limitation those specifically set forth on SCHEDULE 2.1(C), other than the Excluded Receivables (as defined in SECTION
2.9 below);

               (d) All products approved, pending approval and in development by any Seller, whether or not discontinued or previously marketed (the "PRODUCTS"), including without limitation (i) those specifically set forth on SCHEDULE 2.1(D) and (ii) those produced after the Signing Date and not sold in the ordinary course of business;

               (e) All Intellectual Property owned by any Seller or licensed by any Seller under the Assumed Contracts, including without limitation (i) the rights of each Seller in and to any and all product names and logos, (ii) the Product Scientific and Regulatory Material, (iii) the Product Intellectual Property, and (iv) the Product Marketing Materials.

               (f) All other owned intangible assets of each Seller, including but not limited to the customer list and supplier list used in the Business;

               (g) All ANDAs relating to Products under development by any Seller, including without limitation (i) those specifically set forth on
SCHEDULE 2.1(G), (ii) any correspondence with the FDA in any Seller's files with respect to such ANDAs, (iii) the right of reference to the Drug Master Files included in such ANDAs, and (iv) annual reports relating to the ANDAs which are filed with the FDA, and adverse event reports, history and statistics pertaining to the Products;

               (h) All Contracts of any Seller which are specifically set forth on SCHEDULE 2.1(H) (the "ASSUMED Contracts");

               (i) The existing lists of all customers for the Products (both current customers and all Persons who were customers within the 24 month period prior to the Signing Date); a list of the annual net sales to such customers; a list including the name, and business contact information, of the Employee(s) for each High Volume Account that is or has been responsible for the purchase of the Products on behalf of the High Volume Account;

               (j) All outstanding customer purchase orders for the Products;

               (k) A list of all NDC Numbers;

               (l) The Product Reports;

               (m) All books, records, and facility and equipment qualification documents related to the manufacturing, packaging and testing of drug products at the site including, but not limited to, manufacturing, packaging, and laboratory facility qualification; HVAC qualification; compressed air qualification; process equipment qualification; laboratory instrument qualification; and water system validation;

               (n)  All  books  and  records   related  to  the  Products  under
development including, but not limited to laboratory notebooks, technical reports, batch records, product evaluation reports, call reports and the like in any way relating to the Business;

               (o) All business and accounting records, data, supplier, dealer, broker, distributor and customer lists, manuals, books, files, procedures, systems, business records, production records, advertising materials and other proprietary information relating to the Business, and copies of employee files and records;

               (p) All prepaid expenses in the ordinary course;

               (q) All rights in and to any Permits;

               (r) All Claims, deposits, refunds, rebates, causes of action, choses in action, rights of recovery, and other rights of action against third parties;

               (s) All transferable warranties or similar rights in favor of Sellers;

               (t) All telephone and facsimile numbers and all domain names associated with the Business;

               (u) Sellers' entire right and interest in and to ten (10) Class A limited liability company membership interests in APR, LLC, a Delaware limited liability company (the "APR INTEREST");

               (v) The right to enforce, for Buyer's benefit as a third party beneficiary, any and all of Sellers' rights which directly or indirectly pertain to non-disclosure, non-solicitation, non-competition, non-disparagement and assignment of property covenants made by Sellers' Employees or directors under any Contract, whether or not an Assumed Contract, and all rights under said Contract ancillary to the foregoing; and

               (w) All other intangible personal property and the goodwill associated with the Business.

          2.2 EXCLUDED ASSETS. Notwithstanding anything contained in SECTION 2.1 to the contrary, no Seller shall sell to Buyer, and Buyer shall not acquire from any Seller, any of the following assets (collectively, the "EXCLUDED ASSETS"):
(i) any Seller's' corporate minute books, stock ledgers, certificates of incorporation, bylaws, shareholders agreements, all employee files and records, and related corporate documents and instruments, (ii) except as set forth in
SECTION 2.1(U) above, all shares of capital stock, limited liability company interests or other securities which any Seller holds in any Subsidiary, (iii) all Contracts of each Seller other than the Assumed Contracts, (iv) except as set forth in SECTION 9.4 below, the rights of each Seller in and to the names and logos for "Interpharm", "Interpharm Holdings", "Micro Computers Store", Innovative Business Micros" "Logix Solutions and "Saturn Chemical," (v) any Excluded Receivables, and (vi) the assets listed on SCHEDULE 2.2.

         2.3 ASSUMPTION OF LIABILITIES. As of and after the Closing Date, Buyer shall assume only the following liabilities and responsibilities (collectively, the "ASSUMED LIABILITIES"), and no others:

               (a) the capital leases set forth on SCHEDULE 2.3(A);

               (b) the trade payables set forth on SCHEDULE 2.3(B);

               (c) the pending litigation against the Acquired Assets or the Business set forth on SCHEDULE 2.3(C); PROVIDED, HOWEVER, that Buyer shall not assume any pending litigation matter (and the parties shall cause SCHEDULE 2.3(C) to be amended to remove any pending litigation matter) if and to the extent that (i) Buyer has elected, by written notice to Company given at any time prior to the expiration of the Due Diligence Period, to not assume such pending litigation, or (ii) Buyer and Company are unable to mutually agree upon a dollar value to assign to the liability of Company associated with such pending litigation after good faith negotiations during the Due Diligence Period in accordance with SECTION 2.6(A)(II) below;

               (d) the performance obligations of each Seller under all Assumed Contracts, but solely with respect to performance obligations arising after the Closing Date; PROVIDED, HOWEVER, that Buyer shall have assumed substantially all of the outstanding Contracts that are not subject to either (i) any dispute with or adverse claim by any Seller or the other contracting party, or (ii) any pending or threatened litigation, and provided, further, however that subject to the prior proviso, Buyer shall not assume any Contract (and the parties shall cause SCHEDULE 2.1(H) to be amended to remove any Contract from the list of Assumed Contracts) if and to the extent that Buyer has elected, by written notice to Company given not less than five (5) Business Days prior to Closing, to not assume such Contract; and

               (e) all other Contracts entered into by any Seller after the date of this Agreement but prior to the Closing which were consented to in writing by Buyer prior to their execution by such Seller.

SCHEDULE 2.1(H) shall be amended prior to the Closing to include all Contracts described in clause (e) above.

          2.4 EXCLUDED LIABILITIES. Except as expressly provided in SECTION 2.3 above, Buyer shall not assume or be liable for any liabilities, obligations or duties of any Seller, whether known or unknown, absolute, contingent or otherwise. Without limiting the preceding sentence, except as expressly provided in SECTION 2.3 above, Buyer will not assume or be responsible for any of the following:

               (a) any liability or obligation of any Seller for any Taxes;

               (b) any liability or obligation, to the extent associated with or arising out of any Excluded Asset;

               (c) any Indebtedness of any Seller;

               (d) any liability or obligation of any Seller to indemnify any Person;

               (e) any Claims or pending or threatened litigation against the Acquired Assets or the Business relating to events occurring prior to the Closing Date regardless of when such Claims are asserted or such litigation or proceedings commenced;

               (f) any liability or obligation of any Seller relating to intercompany obligations or other obligations between any Seller and any shareholder or any other Affiliate of such Seller;

               (g) any liability or obligation of any Seller for Expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents;

               (h)  accrued   workers'   compensation   and  medical   insurance
liabilities;

               (i) any liability or obligation under any Employee Benefit Plan;

               (j) any liability or obligation owed to Employees or directors, including, but limited to any severance, success or other fees contingent upon consummation of this transaction and any liabilities for accrued but unpaid vacation, sick leave or other paid time off;

               (k) any liability or obligation associated with or arising out of any Receivables, except for (i) the obligation to honor any sales returns which are made more than sixty (60) days after the Closing Date and are dated not less than twelve (12) months prior to its expiration at the time of its return, (ii) any product recall for product lots whose manufacturing began prior to the Closing Date and were completed after the Closing Date, and (iii) to the extent covered by reserves as of the Closing Date, for any returns, credits, allowances, rebates, prebates or chargebacks;

               (l) any liability or obligation of any Seller under any Contract which is not an Assumed Contract; or

               (m) any liability or obligation of any Seller under this Agreement.

          2.5  PURCHASE PRICE.

               (a) AMOUNT OF PURCHASE PRICE. In full and complete consideration for the acquisition of the Acquired Assets, at the Closing Buyer shall (i) pay to Company the sum of Sixty Five Million Dollars ($65,000,000.00) (the "BASE CASH AMOUNT"), as adjusted pursuant to SECTION 2.6 below (the Base Cash Amount, as so adjusted, the "CLOSING CASH AMOUNT"), (ii) deliver to the Escrow Agent the Escrow Amount, and (iii) assume the Assumed Liabilities as set forth in SECTION
2.3 hereof (clauses (i)-(iii) collectively, the "PURCHASE PRICE").

               (b) PAYMENT OF CLOSING CASH AMOUNT. On the Closing Date, the Closing Cash Amount shall be payable in such amounts and to such bank accounts as may be directed in writing by Company at least three (3) Business Days prior to the Closing in immediately available funds.

               (c) CASH TO BE PAID INTO ESCROW. On the Closing Date, Buyer shall deposit with the Escrow Agent a cash amount equal to the Escrow Amount, to be held and released by the Escrow Agent in escrow in accordance with SECTION 2.10 below.

               (d) ADVANCES AGAINST CLOSING CASH AMOUNT. From the Signing Date until the earlier to occur of the Closing Date or the termination of this Agreement in accordance with SECTION 7.1, Buyer or an Affiliate thereof shall advance, as a credit against the Closing Cash Amount, such amounts (the "BUYER ADVANCES") required by the Loan and Security Agreement in the form attached as EXHIBIT A hereto (the "LOAN AND SECURITY AGREEMENT") or made by Buyer pursuant to SECTION 5.1(B)(XII) below. If this Agreement shall be terminated for any reason in accordance with SECTION 7.1 below, then all Buyer Advances shall be subject to the repayment terms set forth in the Loan and Security Agreement.

          2.6 ADJUSTMENTS TO BASE CASH AMOUNT.

               (a) ADJUSTMENTS TO BASE CASH AMOUNT. At Closing, the Base Cash Amount shall be adjusted as follows (the "CASH AMOUNT ADJUSTMENTS"):

                              (i) the Base Cash  Amount  shall be  reduced by an
                    amount equal to the aggregate Buyer Advances existing at Closing;

                              (ii) the Base Cash  Amount  shall be reduced by an
                    amount equal to the amount of the Assumed Liabilities assumed under SECTIONS 2.3(A), 2.3(B) and 2.3(C); PROVIDED, HOWEVER, that the dollar amount ascribed to the liability of the pending litigation assumed under SECTION 2.3(C) shall be as mutually agreed by Buyer and Company after good faith negotiations during the Due Diligence Period (subject to the provisos to SECTION 2.3(C)) and, if the parties cannot so agree on a dollar amount to be ascribed to the liability for any pending litigation matter, such pending litigation matter shall not be assumed by Buyer;

                              (iii) the Base Cash Amount  shall be  increased by
                    an amount equal to the amount of the face value of the Receivables (other than the Excluded Receivables) outstanding as of the Closing which have not been outstanding more than ninety (90) days for retail accounts and one hundred twenty (120) days for wholesale accounts since invoicing (less reserves for returns, allowances, credits, rebates, prebates and chargebacks in amounts satisfactory to Buyer and consistent with Sellers' past practices);

                              (iv) the Base Cash  Amount  shall be reduced by an
                    amount equal to the amount of the purchase price for the Facility under the Facility Purchase Agreement; and

                              (v) the Base Cash  Amount  shall be  reduced by an
                    amount  equal  to  the
                    amount of any reductions in the aggregate dollar value ascribed to Inventory (net of reserves) between the Signing Date and the Closing Date, as determined in accordance with
                    SECTION 2.6(B) below.

               (b) DETERMINATION OF INVENTORY. On or prior to the fifth (5th) Business Day prior to the Closing Date, Company shall deliver to Buyer a written statement setting forth in reasonable detail a list of Inventory and the calculation by Company of the dollar values thereof and the computations used in connection therewith. The dollar values ascribed to Inventory shall be based on Company's accounting and valuation methods consistent with past practices and consistently applied, provided that any Inventory with a shelf life of less than fourteen (14) months (except for Midrin which shall have a minimum shelf life of twelve (12) months) shall be ascribed no value. During the two (2) Business Day period following the receipt by Buyer of such statement, Buyer and its Representatives shall be permitted to: (i) review during normal business hours and make copies reasonably required of (x) the working papers of Company relating to the preparation of such statement and (y) any supporting schedules, supporting analyses and other supporting documentation relating to the preparation of such statement; and (ii) perform a reasonable spot check (physical count) of the Inventory. In the event Buyer disagrees with the dollar values ascribed to Inventory reflected on such statement, Buyer and Company shall seek in good faith to resolve in writing any differences which they may have with respect thereto on or prior to Closing Date. At the close of business on the day before Closing, parties will update (as of such date) the list of Inventory and the calculation of the dollar values thereof for the changes from the date the above referenced Inventory statement was first delivered to Buyer. At Closing, the Base Cash Amount shall be adjusted in accordance with SECTION 2.6(A)(V) above based on the determinations made pursuant to this SECTION 2.6(B). Such determination and adjustment shall be final and binding on all parties, and no further adjustments based on SECTION 2.6(A)(V) above shall be made pursuant to SECTION 2.6(C) below.

               (c) ADJUSTMENT PROCESS.

                              (i) Notwithstanding anything herein to the contrary, for purposes of this SECTION 2.6(C), THE TERMS "Cash Amount Adjustments" and "Closing Cash Amount" shall be deemed to exclude the adjustments under SECTION 2.6(A)(V), which shall instead be determined in accordance with SECTION 2.6(B) above and adjusted at the Closing.

                              (ii) On or prior to the fifth (5th)  Business  Day
                    prior to the Closing Date, Company shall deliver to Buyer a written statement (the "PRELIMINARY STATEMENT") setting forth in reasonable detail the calculation by Company of the Closing Cash Amount, the Cash Amount Adjustments and the computations used in connection therewith. During the two
                    (2) Business Day period following the receipt by Buyer of the Preliminary Statement, Buyer and its representatives shall be permitted to review during normal business hours and make copies reasonably required of (x) the working papers of Company, and, if relevant, its independent auditors relating to the preparation of the Preliminary Statement and (y) any supporting schedules, supporting analyses and other supporting documentation relating to the preparation of the Preliminary Statement.

                              (iii) In the event Buyer disagrees with the Closing Cash Amount or the Cash Amount Adjustments reflected on the Preliminary Statement, Buyer shall notify Company of such disagreement within two (2) Business Days after receipt thereof (the "BUYER DISAGREEMENT NOTICE"), such Buyer Disagreement Notice to include the amount Buyer believes to be the correct Closing Cash Amount and/or Cash Amount Adjustments, as the case may be. If the Buyer Disagreement Notice is not received by Company within such two Business Day period, the Closing Cash Amount and the Cash Amount Adjustments included in the Preliminary Statement shall be used in order to determine the Purchase Price paid at Closing.

                              (iv) If a Buyer Disagreement Notice which disputes
                    the Closing Cash Amount or the Cash Amount Adjustments included in the Preliminary Statement is received by Company within such two (2) Business Day period, then:

                                            (x) the Closing Cash  Amount used in
                                   order to determine the Purchase Price paid at Closing shall be the lower of: (A) the Closing Cash Amount included in the Preliminary Statement; and (B) the Closing Cash Amount included in the Buyer Disagreement Notice; and

                                            (y) within  thirty  (30) days  after
                                    the Closing, Buyer shall prepare and deliver
                                    to   Company   a   written   statement  (the
                                    "STATEMENT")  setting  forth  in  reasonable
                                    detail   its  calculation  of  Closing  Cash
                                    Amount and the Cash Amount Adjustments.

                              (v) During the ten (10) day period  following  the
                    receipt by Company of the Statement, Company and their Representatives shall be permitted to review during normal business hours and make copies reasonably required of (x) the working papers of Buyer, Company and, if relevant, its independent auditors relating to the preparation of the Statement and (y) any supporting schedules, supporting analyses and other supporting documentation relating to the preparation of the Statement. The Statement shall become final and binding upon the parties on the tenth (10th) day following delivery thereof, except to the extent that Company gives written notice of disagreement with the Statement (the "COMPANY DISAGREEMENT NOTICE") to Buyer prior to such date. Any Company Disagreement Notice shall (A) specify in reasonable detail the nature of any disagreement so asserted (any such disagreement to be limited to whether such calculation of Closing Cash Amount and the Cash Amount Adjustments are mathematically correct and/or have been prepared in accordance with the definition of the Closing Cash Amount and the Cash Amount Adjustments, and the
                    definitions included in such definitions) and (B) if independent auditors are engaged by Company in connection with the preparation of the Company Disagreement Notice, be accompanied by a certificate of the independent auditors of Company that they concur with each of the positions taken by Company in the Company Disagreement Notice. If a Company Disagreement

                    Notice complying with the preceding sentence is received by Buyer in a timely manner, then the Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon the parties on the earlier of (I) the date Buyer and Company resolve in writing any differences they have with respect to the matters specified in the Company Disagreement Notice or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

                              (vi) During the fifteen (15) day period  following
                    the delivery of a Company Disagreement Notice that complies with the preceding paragraph, Buyer and Company shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Company Disagreement Notice. During such period, Buyer and its independent auditors shall be permitted to review and make copies reasonably required of (i) the working papers of Company and, if relevant, the designated independent auditors (if any) of Company relating to the preparation of the Company Disagreement Notice and (ii) any supporting schedules, supporting analyses and other supporting documentation relating to the preparation of the Company Disagreement Notice.

                              (vii)  If,  at the end of such  fifteen  (15)  day
                    period, the differences as specified in the Company Disagreement Notice are not resolved, Company and Buyer shall within ten (10) days following the end of such fifteen
                    (15) day period engage a nationally recognized independent accounting firm mutually and reasonably acceptable to Buyer and Company (the "ACCOUNTING FIRM") and submit to the Accounting Firm for review and resolution of any and all matters which remain in dispute and which are properly included in the Company Disagreement Notice. In acting hereunder, the Accounting Firm shall be acting as accounting experts and not as arbitrators. In resolving any disputed item, the Accounting Firm shall: (i) be bound by the provisions of this SECTION 2.6 and the definitions of Closing Cash Amount and Cash Amount Adjustments and the definitions included in such definitions; and (ii) limit its review to matters still in dispute as specifically set forth in the Company Disagreement Notice (and only to the extent such matters are still in dispute following such fifteen
                    (15) day period). The Accounting Firm's determination of any item that is a component of Closing Cash Amount or Cash Amount Adjustments and is the subject of a dispute cannot, however, be in excess of, or less than, the greatest or lowest value, respectively, claimed for any particular item in the Statement or the Company Disagreement Notice (or, if different, the value claimed by the relevant party at the end of such fifteen (15) day period). Company and Buyer shall each use their reasonable efforts to cause the Accounting Firm to render a decision resolving the matters in dispute within thirty (30) days following the submission of such matters to the Accounting Firm. Company and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

                              (viii) Except as specified in the following sentence, the fees and expenses of the Accounting Firm in connection with the Accounting Firm's determination of Closing Cash Amount or Cash Amount Adjustments pursuant to this SECTION 2.6 shall be borne, in its entirety, by the party whose calculation of the Closing Cash Amount as initially submitted to the Accounting Firm is furthest away from the Closing Cash Amount as determined by the Accounting Firm. The fees and expenses of Buyer's independent auditors (if any) incurred in connection with the issuance of the Statement and review of the Company Disagreement Notice, if any, shall be borne by Buyer, and the fees and expenses of the independent auditors of Company incurred in connection with their review of the Statement and their preparation of the Company Disagreement Notice, if any, shall be borne by Company.

                              (ix) If the Closing Cash Amount as  determined  by
                    the Accounting Firm is greater than the Closing Cash Amount used in order to determine the Purchase Price paid at Closing, Buyer shall, within five (5) Business Days after the final determination of the Closing Cash Amount and Cash Amount Adjustments, make payment to Company, by wire transfer of immediately available funds, of the amount of such excess. If the Closing Cash Amount as determined by the Accounting Firm is less than the Closing Cash Amount used in order to determine the Purchase Price paid at Closing, Company shall, within five (5) Business Days after the final determination of the Closing Cash Amount and Cash Amount Adjustments, make payment to Buyer, by wire transfer of immediately available funds, of the amount of such shortfall. Buyer and Company agree that the amount of any payment to be made pursuant to this SECTION 2.6(C)(VIII) shall bear interest from (and including) the Closing Date to (but excluding) the date of payment at a rate per annum equal to the "prime rate" of interest in effect at Wells Fargo on the Closing Date. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily, on the basis of a year of 365 days and the actual number of days elapsed, and compounded annually.

                              (x) Any  payment  required  to be made  under this
                    SECTION 2.6 shall be deemed an adjustment to the Purchase Price.

          2.7  ALLOCATION OF  CONSIDERATION  AMONG  ACQUIRED  ASSETS.  Buyer and
Sellers shall file all income tax returns or reports, including without limitation, IRS Form 8594, for their respective taxable years in which the Closing occurs to reflect an allocation of the Consideration among the Acquired Assets in a manner consistent with the allocations set forth on SCHEDULE 2.7 and Buyer and Sellers shall not take any position inconsistent therewith before any Governmental Authority charged with the collection of taxes or in any judicial proceedings relating to such tax reporting.

          2.8 DUE DILIGENCE CONTINGENCY. Buyer shall have a period, commencing on the Signing Date and ending on the earlier of the Closing Date and April 30, 2008 (the "DUE DILIGENCE PERIOD"), to conduct (directly and through its Representatives) any and all legal, regulatory, financial, business, environmental and other investigations, evaluations and inspections regarding the assets, liabilities, prospects, vendors, customers, Employees, operations and affairs of the Business, Sellers and their Products and the Sellers Real Property (the "DUE DILIGENCE") as desired by Buyer (including, but not limited, to a review of the ANDAs and the intellectual property matters applicable to each of such Products). If Buyer is not satisfied, in its sole discretion, with the results of its Due Diligence, it may elect to exercise its termination rights pursuant to SECTION 7.1(E), upon the conditions and subject to the limitations set forth therein.

          2.9  EXCLUDED RECEIVABLES.

               (a) Buyer shall have the right to elect, by written notice to Company given at any time within the Due Diligence Period, to not assume such Receivables as it may choose having an aggregate face amount of not more than Three Hundred Thousand Dollars ($300,000) (any Receivables which Buyer so elects not to assume are hereinafter referred to as "EXCLUDED RECEIVABLES"). Buyer shall, at no cost to Buyer, use commercially reasonable efforts (consistent with its own receivables collection practices) to assist Company in the collection of and/or collect the Excluded Receivables on Company's behalf.

               (b) From and after the Closing, Company shall have the right and authority to collect for its own account all Excluded Receivables and to endorse any checks or drafts received with respect to any Excluded Receivables. Buyer will promptly deliver to Company any cash or other property received directly or indirectly by it with respect to the Excluded Receivables, including any amounts payable as interest.

          2.10 ESCROW FUND ARRANGEMENT.

               (a) On the Closing Date, Buyer will deliver to Sovereign Bank or such financial institution as may be proposed by Buyer and reasonably acceptable to Company (the "ESCROW AGENT") by wire transfer of immediately available funds, a cash amount equal to the Escrow Amount, which amount shall be held in accordance with SECTION 2.5(C) above (together with all interest earned thereon, the "ESCROW FUND") all pursuant to the terms of an agreement among the Escrow Agent, Buyer and Company in form and substance as may be mutually agreed by the parties (the "ESCROW AGREEMENT"). Each of Company and Buyer covenants to endeavor to negotiate in good faith and use its diligent efforts to reach mutual agreement on the terms of the Escrow Agreement prior to the expiration of the Due Diligence Period. The Escrow Fund shall be available for any of Buyer's indemnity claims as set forth in ARTICLE VIII below or any payment required to be made to Buyer under SECTION 2.6.

               (b) The Escrow Fund shall be held as a trust fund, shall be the property of Buyer pending disbursement to Sellers and shall not be subject to any Lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the respective terms of the Escrow Agreement.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                     COMPANY

          As promptly as practicable after the Signing Date but not later than April 24, 2008, Company shall deliver to Buyer a Disclosure Memorandum dated as of the date of this Agreement and signed by an officer of Company duly authorized by its Board of Directors (the "DISCLOSURE MEMORANDUM") setting forth certain information regarding Sellers and the Business. The disclosures set forth in the Disclosure Memorandum qualify only those representations and warranties specifically referenced and referred to in the Disclosure Memorandum as relating to such disclosures and a disclosure related to any particular representation and warranty shall not qualify any other representation unless so expressly stated. To induce Buyer to enter into and perform this Agreement, Company hereby represents and warrants that, except as otherwise set forth in the Disclosure Memorandum, each of the representations, warranties and statements in the following paragraphs of this ARTICLE III is true and correct as of the date of this Agreement and as of the Closing Date:

          3.1  EXISTENCE AND GOOD STANDING.

               (a) Interpharm Holdings, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Interpharm, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and each of them has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as currently contemplated to be conducted. Each of the other Sellers is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as currently contemplated to be conducted.

               (b) Each Seller is qualified or licensed as a foreign corporation or limited liability company in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, which jurisdictions are listed on PART 3.1(B) of the Disclosure Memorandum.

               (c) Except as set forth on PART 3.1(C) of the Disclosure Memorandum, no Seller has any Subsidiaries or otherwise owns any interest in any other Person.

               3.2 CAPITALIZATION. The authorized capital stock and issued and outstanding capital stock or limited liability company interests, as applicable, of each Seller, together with the shareholders or members thereof, are as set forth on PART 3.2 of the Disclosure Memorandum. All of the outstanding capital stock or limited liability company interests, as applicable, of Sellers has been duly authorized, validly issued and is fully paid and nonassessable and none of such capital stock or limited liability company interests, as applicable, was issued in violation of any preemptive or preferential right. Except as set forth on PART 3.2 of the Disclosure Memorandum, there are no (i) outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating any Seller to issue any capital stock, limited liability company interests or other securities, (ii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any Seller, or (iii) agreements, written or oral, relating to the acquisition, disposition, voting or registration under applicable securities laws of any capital stock, limited liability company interests or other securities of any Seller. All of the Business is carried out and owned by Sellers.

          3.3  AUTHORIZATION.

               (a) Company (and to the extent a party thereto, each of the other Sellers) has full power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby to which it is or will be a party, subject to receipt of the Required Shareholder Approval in accordance with the DGCL. The execution and delivery of this Agreement and such other agreements and documents by Company (and to the extent a party thereto, each of the other Sellers) and the consummation by Company (and to the extent a party thereto, each of the other Sellers) of the transactions contemplated hereby has been duly authorized by such Seller and its board of directors, and no other action on the part of such Seller is necessary to authorize the transactions contemplated hereby, subject to receipt of the Required Shareholder Approval in accordance with the DGCL and, if applicable to Company, the applicable rules and regulations of AMEX (except to the extent that failure to be in compliance with such rules and regulations would not render this Agreement or the Transaction Written Consent invalid, void or unenforceable in any material respect). This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

          3.4  SEC REPORTS; FINANCIAL STATEMENTS.

               (a) SEC REPORTS. Company has filed all forms, reports and documents required to be filed by it with the SEC since May 30, 2003 (including, without limitation, Sellers' Annual Report on Form 10-K for the years ended June 30, 2006 and June 30, 2007, Sellers' Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007 and December 31, 2007, and Company's proxy statement for its 2006 and 2007 Annual Meetings of Shareholders and all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. ss.1350 (Section 906 of SOX) with respect to any Annual Reports), pursuant to the federal securities laws and the SEC's rules and regulations thereunder, and SOX and all rules and regulations thereunder (collectively, and together with all forms, reports and documents filed by Company with the SEC after the date of this Agreement, including any amendments thereto, the "SEC REPORTS"). The SEC Reports were or will, as applicable, be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Seller other than Company is or has been required to file any form, report, registration statement or other document with the SEC.

               (b) DISCLOSURE CONTROLS AND PROCEDURES. Sellers maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning Sellers is made known on a timely basis to the individuals responsible for the preparation of Company's filings with the

SEC and other public disclosure documents. As used in this SECTION 3.4, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

               (c) FINANCIAL STATEMENTS. The Financial Statements included in the SEC Reports, as of their respective dates, (i) complied (or, in the case of the SEC Reports filed after the date hereof, will comply) in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared (or, in the case of the SEC Reports filed after the date hereof, will be prepared) in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and (iii) present fairly (or, in the case of the SEC Reports filed after the date hereof, will present fairly) the consolidated financial position of Sellers as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that were not, or with respect to any such financial statements contained in any of the SEC Reports to be filed subsequent to the Signing Date are not reasonably expected to be, material in amount or effect).

               (d) SOX CERTIFICATIONS. To the extent required by Law, Company has complied with all certification requirements under Sections 302 and 906 of SOX. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither Company nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

               (e) UNDISCLOSED LIABILITIES.  Except (i) as reflected in Sellers'
unaudited consolidated balance sheet at December 31, 2007, a copy of which is attached as PART 3.4(E) of the Disclosure Memorandum (the "MOST RECENT BALANCE SHEET") or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (ii) for liabilities incurred in the ordinary course of business since December 31, 2007 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, or (iii) performance obligations under Contracts required in accordance with their terms, or performance obligations, to the extent required under applicable Laws, in each case to the extent arising after the date hereof, no Seller has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a financial statement or in the notes thereto. Since the date of the Most Recent Balance Sheet, the Business has been conducted only in the ordinary course consistent with past practice and there has not been any change in the accounting methods, principles or practices of any Seller.

               (f) OFF-BALANCE SHEET ARRANGEMENTS. Sellers have not effected any securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) since May 30, 2003. Sellers has delivered or made available to Buyer copies of the documentation creating or governing all such all securitization transactions and off-balance sheet arrangements.

               (g) AUDITORS. Except for assistance in the preparation of the Seller's tax returns, Marcum & Kliegman LLP has not performed any non-audit services for any Seller since the Most Recent Audit Date. There has been no change in Sellers' accountants since the Most Recent Audit Date. No Seller has been in any material disputes with Marcum & Kliegman LLP since the Most Recent Audit Date, which, in any such case, were required to be disclosed in the SEC Reports and were not so disclosed.

               (h) BOOKS AND RECORDS. The books of account of Sellers, including the Financial Statements and the Most Recent Balance Sheet, are true, complete and correct and fairly reflect, in accordance with GAAP, (i) all transactions relating to Sellers and (ii) all items of income and expense, assets and liabilities and accruals relating to Sellers. No Seller has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of such Seller.

               3.5 NO VIOLATION. Except as set forth on PART 3.5 of the Disclosure Memorandum, the execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by Company (and to the extent a party thereto, the other Sellers) and the consummation of the transactions contemplated hereby will not (i) violate any provision of the certificates of incorporation, bylaws or other governing documents of any Seller, (ii) violate any Laws by which any Seller or any of its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any Lien upon, or create any rights of termination, cancellation or acceleration in any Person with respect to any Contract to which any Seller is a party or by which the Acquired Assets are bound or any Permit of any Seller.

          3.6  CONSENTS; SHAREHOLDER APPROVALS.

               (a) CONSENTS. Set forth on PART 3.6 of the Disclosure Memorandum is a complete and accurate list of all material consents, approvals or other authorizations of any Governmental Authority, or under any material Contract to which any Seller is a party or by which its assets are bound, which are required as a result of or in connection with the execution or delivery of this Agreement and the other agreements, documents and instruments to be executed by any Seller hereunder or the consummation by any Seller of the transactions contemplated hereby and thereby.

               (b) SHAREHOLDER APPROVALS. The affirmative vote of a majority of the outstanding shares of Company's common stock, par value $.01 per share (the "COMMON STOCK"), Company's Series A-1 Preferred Stock, par value $.01 per share (the "SERIES A-1 PREFERRED STOCK"), Company's Series D-1 Preferred Stock, par value $.01 per share (the "SERIES D-1 PREFERRED STOCK"), voting together as a single class, in favor of the adoption of this Agreement at a meeting at which a quorum is present (such votes are hereinafter collectively referred to as the "REQUIRED SHAREHOLDER APPROVAL") are the only votes of the holders of any class or series of any Seller's securities necessary to approve this Agreement and the transactions contemplated hereby.

(c) OBTAINED APPROVALS. On or before the Signing Date, Company has delivered to
Buyer: (i) a resolution of the Board of Directors of Company approving each of the

Transaction Documents and authorizing its officers to execute, deliver and consummate each of the transactions under each of the Transaction Documents;
(ii) Wells Fargo Bank, N.A.'s signature to both (A) a binding written approval of the execution, delivery and consummation of each of the transactions under this Agreement and the Facility Purchase Agreement and (B) an intercreditor agreement with Buyer in respect of the Buyer Advances; and (iii) a binding written consent approving the execution, delivery and consummation of each of the transactions under each of the Transaction Documents (the "TRANSACTION WRITTEN CONSENT") signed by the holders of (A) a majority of the outstanding shares of the Series A-1 Preferred Stock, (B) all of the outstanding shares of the Series D-1 Preferred Stock, and (C) a majority of the outstanding shares of the Common Stock. Set forth on PART 3.6 of the Disclosure Memorandum is a complete and accurate list of each of the Company shareholders who have signed the Transaction Written Consent and the number of shares of each class and series of capital stock of the Company owned by each of them.

          3.7  TAX MATTERS.

               (a) RETURNS AND REPORTS. All Tax returns and reports required to be filed prior to the date hereof by or on behalf of Sellers are true, correct and complete in all respects, have been duly and timely filed in accordance with all applicable Laws and such returns and reports required to be filed on or before the Closing Date will be, or have been, duly and timely filed or extensions of time within which to file such returns will have been obtained, and the income, activities, operations and transactions of Sellers have been or will be properly included and correctly reflected thereon.

               (b) PAYMENT. Each Sellers has paid or, in case of Taxes not yet due, have made adequate provision on the Most Recent Balance Sheet for the payment of all Taxes for which it (or any other Seller) is or may become liable for payment. All Tax deficiencies assessed against any Seller for which it (or any other Seller) may be directly or indirectly liable as a result of any examination of Tax returns of it (or any other Seller) has been paid. No Seller is, as of the date hereof, the subject of any audit or other proceeding in respect of payment of Taxes for which it (or any other Seller) may be directly or indirectly liable and no such proceeding has been threatened.

               (c) EXTENSIONS. No agreements, waivers, or other arrangements exist providing for an extension of time or statutory periods of limitations with respect to payment by, or assessment against, any Seller for any Tax for which it (or any other Seller) may be directly or indirectly liable and no written request for any such agreement, waiver or other arrangement has been made and is currently outstanding.

               (d) PROCEEDINGS. No Actions or Claims have been asserted or are threatened against any Seller in respect of any Tax for which it (or any other Seller) may be directly or indirectly liable.

               (e) TAX LIENS. There are no Tax Liens as of the date hereof upon any of the assets of any Seller, except for statutory Liens for Taxes not yet due or delinquent.

               (f) WITHHOLDING. The amounts of Taxes withheld by or on behalf of each

Seller with respect to all compensation paid to Employees of such Seller for all periods ending on or before the date hereof and the Closing Date have been (or will be, as the case may be) proper and accurate in all respects, and all deposits required with respect to compensation paid to such Employees have been (or will be) made in compliance in all respects with the provisions of all applicable Tax Laws.

          3.8  REAL PROPERTY, PERSONAL PROPERTY AND ASSETS.

               (a)  REAL PROPERTY.

                    (i) No Seller owns, nor has it previously owned, nor does any Seller hold any options or contractual obligations to purchase or acquire any interest in, any real property (an "OWNED REAL PROPERTY") other than the Facility. Each Seller has good and valid title to all of its respective Owned Real Property, in each case free and clear of all Liens except Permitted Liens.

                    (ii) Set forth on Part 3.8(A)(II) of the Disclosure Memorandum is a list of all leases and subleases of any real property to which any Seller is a party (each, a "LEASED REAL PROPERTY"). Each Seller has good and valid title to the leasehold estates in all of its respective Leased Real Property, in each case free and clear of all Liens except Permitted Liens.

                    (iii) Each Owned Real Property and Leased Real Property and each of the Improvements thereon (collectively, the "SELLERS REAL PROPERTY") is in good operating condition and repair, ordinary wear and tear excepted, and is suited for the operation of the Business as presently conducted and as presently proposed to be conducted. There is no condition or defect of the Sellers Real Property thereon that could materially affect their use or operation in the Business. Sellers enjoy peaceful and undisturbed possession of all Sellers Real Property. Sellers have valid easements and rights of way necessary to conduct the Business as it is currently conducted and proposed to be conducted, and following the consummation of the Closing, such easements and rights of way will remain valid and in full force and effect. No options have been granted by any Seller to others to purchase, lease or otherwise acquire any interest in any Sellers Real Property or any part thereof. Sellers have the exclusive right of possession of all Sellers Real Property.

                    (iv) To the Knowledge of Company, all aspects of the Sellers Real Property and the present use, occupancy and operation thereof are in compliance, in all material respects, with all Laws and private restrictive covenants of record, and there has not been any proposed change thereto that would affect any of the Sellers Real Property or its use, occupancy or operation. No Seller has received any written or oral communications alleging any conflict or dispute relating to any Sellers Real Property or the activities thereon. To the Knowledge of Company, no portion of the Sellers Real Property is subject to any classification, designation or preliminary determination of any Government Authority or pursuant to any Law that would restrict its use, development, occupancy or operation in connection with the Business. Neither Sellers nor any other Person have caused any work or Improvements to be performed upon or made to any of Sellers Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.


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


                    (v) All requisite certificates of occupancy and other permits and approvals required to be obtained by any Seller with respect to Sellers Real Property and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and allow Sellers to operate the Business as presently conducted and as presently proposed to be conducted.

               (b) PERSONAL PROPERTY. Each Seller owns all of its respective Inventory, Equipment and other personal property (both tangible and intangible) free and clear of any Lien, except for Permitted Liens. Such equipment and other personal property are usable in the ordinary course of business and conform in all material respects to all applicable Laws relating to their use and operation as they are currently used in the conduct of the Business and constitute all of the assets necessary to the operation of the Business as currently conducted. Attached hereto as PART 3.8(B) of the Disclosure Memorandum is a complete and accurate listing of the tangible personal property owned or leased by Sellers.

               (c) COMPLIANCE. Except for such violations as could not reasonably be expected to have a Material Adverse Effect, the continued operation, use and occupancy of the Sellers Real Property as currently conducted, used and occupied will not violate any zoning, building, health, flood control, fire or other law, ordinance, order or regulation or any restrictive covenant. There are no violations of any Law affecting any portion of the Sellers Real Property or the activities conducted thereon and no written notice of any such violation has been issued by any Governmental Authority.

               (d) UTILITIES. All utilities (including, without limitation, water, gas, electricity, trash removal, telephone service, cable service and high speed internet service) are available to the Sellers Real Property in sufficient quantities to adequately serve the same. Company has obtained rights for sewer disposal for the Facility with local municipalities which, when implemented, will provide adequate sewer disposal for the Facility. Currently, the Facility uses a hold-and-haul tank that provides sufficient capacity for current operations.

               (e) SUFFICIENCY OF ASSETS. The Acquired Assets constitute all of the assets, properties, licenses, rights, Permits and Contracts that are being used in and that are necessary or desirable for the operation of the Business as presently conducted and as presently proposed to be conducted.

               (f) OWNERSHIP OF ASSETS. Notwithstanding anything to the contrary herein, no Seller other than the Company owns or has any interest in any assets or properties whatsoever.

               (g) APR INTEREST. Except as set forth in PART 3.8(G) of the Disclosure Memorandum, since Company's acquisition of the APR Interest, Company has not entered into any Contracts relating to the APR Interest or to the ownership or economic rights arising from or associated with the APR Interest.

          3.9 LICENSES AND PERMITS. Each Seller possesses all necessary Permits to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted. Set forth on PART 3.9 of the Disclosure Memorandum is a complete and accurate list of all material Permits held by each Seller and all applications pending before any Governmental


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


Authority for the issuance of any Permits or the renewal thereof. To the Knowledge of Company, there are no other such Permits which are material to any Seller or the Business, which any Seller has not obtained or which in good industry practice any Seller should hold for the conduct of the Business. No Seller is in default, nor has it received any written notice of, nor is there, to the Knowledge of Company, any Claim or, to the Actual Knowledge of Company, threatened Claim of default, with respect to any such Permit. Except as otherwise governed by applicable Laws, each Permit is renewable by its terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the closing of the transactions contemplated by this Agreement. No present or former Representative, shareholder or Affiliate of any Seller, and no other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which any Seller owns, possesses, operates under or pursuant to or uses.

          3.10 COMPLIANCE WITH LAWS. Each Seller and its ownership and operation of the Business is in compliance with all applicable Laws in all material respects. No Seller has Knowledge of any changes to the Business nor in any regulations, licensing requirements or orders to which any Seller or any Seller's Employees (because of their activities on behalf of their employer) is subject that would have a Material Adverse Effect.

          3.11 ENVIRONMENTAL LAWS AND REGULATIONS.

               (a) Each Seller is and has been at all times in compliance with all applicable Environmental Requirements relating to the Business and the Sellers Real Property and any use, storage, treatment, disposal, including any arrangement therefor, or transportation of any Materials of Environmental Concern. To the Actual Knowledge of Company, the ownership and operations by any third parties of the Sellers Real Property, are and have been at all times in compliance with all applicable Environmental Requirements.

               (b) During the occupancy and operation of the Sellers Real Property by Sellers, and, to the Actual Knowledge of Company, prior to Sellers' occupancy or operation, no release, leak, discharge, spill, disposal, or emission of any Materials of Environmental Concern has occurred in, on or under the Sellers Real Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements. Sellers do not use, treat, store, dispose or transport any Materials of Environmental Concern. There is no pending or, to the Actual Knowledge of Company, threatened litigation or administrative proceeding or investigation (whether civil, criminal or administrative) concerning the Business or the Sellers Real Property involving any Materials of Environmental Concern or Environmental Requirements. To the Knowledge of Company, there is no material quantity of friable ACM within the Sellers Real Property, and there are no above-ground or underground storage tank systems located at the Sellers Real Property.

               (c) The execution and delivery of this Agreement by Company and the consummation by each Seller of the transactions contemplated hereby will not affect the validity or require the transfer of any permits under Environmental Requirements, and will not require notification, registration, reporting, filing, investigation or remediation under any Environmental Requirement, including without limitation, any environmental transfer Law.


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


               (d)  Sellers  have  provided  Buyer with the reports set forth on
PART 3.11 of the Disclosure Memorandum, which set forth all reports in the possession of or available to Sellers with respect to the compliance status or liability of Sellers, their operations and the Sellers Real Property under Environmental Requirements.

          3.12 SELLERS CONTRACTS. PART 3.12 of the Disclosure Memorandum sets forth a complete and accurate list, in each case whether written or unwritten, of all of each Seller's:

               (a) Contracts with  customers  which either (i) are in writing or
(ii) involve payments of $50,000 or more in any twelve (12) month period;

               (b) Contracts for capital expenditures or the acquisition or construction of fixed assets involving $10,000 or more in any twelve (12) month period per Contract;

               (c) Contracts for the purchase or lease of goods or services (including without limitation, raw materials, API, excipients, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services) involving $10,000 or more in any twelve (12) month period;

               (d) Contracts under which the amount payable by any Seller is dependent on the revenue, income or other similar measure of any Seller or any other Person and which involve or may be reasonably be expected to involve $10,000 or more in any twelve (12) month period;

               (e) Contracts with respect to any Intellectual Property of any Seller, including without limitation all licenses and service contracts with respect to Intellectual Property;

               (f) Contracts to which any Seller is a party relating to Indebtedness;

               (g) Contracts between any Seller with any Affiliates of any Seller;

               (h) Contracts which place any material limitation on the method of conducting, or scope of, the Business or which limit the freedom of any Seller to engage in any line of business or to compete with any other Person;

               (i) employment, collective bargaining, severance, consulting, deferred compensation, benefit and similar plans or Contracts;

               (j) Contracts granting a first refusal, first offer or similar preferential right to purchase or acquire any Seller's capital stock or assets; and

               (k) other material Contracts, plans or arrangements of any Seller which are not otherwise described in clauses (a) though (j) above.

          All the foregoing, including all amendments or modifications thereto, are referred to as the "SELLERS CONTRACTS." Sellers have furnished to Buyer copies of all Sellers Contracts (or written descriptions thereof, in the case of oral Sellers Contracts). Each Sellers Contract (or description) sets forth the entire agreement and understanding between the applicable Sellers and the other parties thereto. Each Sellers Contract is valid, binding and in full force and effect, and there is no event or condition which has occurred or exists, which constitutes or which, with or without notice, the happening of any event and/or the passage of time, could constitute a default or breach under any Contract by any Seller or any other party thereto, or could cause the acceleration of any obligation of any party thereto or give rise to any right of termination or cancellation thereof. No Seller has any reason to believe that the parties to any Sellers Contract will not fulfill their obligations thereunder in all material respects.

          3.13 LITIGATION AND RELATED MATTERS. Set forth on PART 3.13 of the Disclosure Memorandum is a complete and accurate list of (a) all Claims pending against any Seller or, to the Actual Knowledge of Company, threatened against any Seller, the Business, the Acquired Assets, or any property or rights of any Seller, at law or in equity, before or by any Governmental Authority and (b) all worker's compensation Claims outstanding against any Seller. None of the Claims listed on PART 3.13 of the Disclosure Memorandum either (i) could reasonably be expected to have any Material Adverse Effect or (ii) affects or could reasonably be expected to affect the right or ability of Buyer to carry on the Business substantially as now conducted or the ability of any Seller to enter into this Agreement or any other agreement contemplated hereby or to consummate the transactions contemplated hereby or thereby. Each of the Claims set forth on
PART 3.13 of the Disclosure Memorandum is fully covered by insurance. No Seller is subject to any continuing order, writ, injunction or decree of any
Governmental Authority applicable specifically to the Business or its operations, assets or Employees, nor is any Seller in default with respect to any order, writ, injunction or decree of any Governmental Authority with respect to the Business or its assets, operations or Employees.

          3.14 INTELLECTUAL PROPERTY.

               (a) SELLERS INTELLECTUAL PROPERTY. Each Seller (i) owns and has independently developed or (ii) has the valid right or license to any and all Intellectual Property used by such Seller in the Business (the "SELLERS INTELLECTUAL PROPERTY"). Sellers Intellectual Property is sufficient to use and exploit in furtherance of the Business as currently proposed. One or more Sellers own and have good and exclusive right or title to each item of Sellers Intellectual Property (that is not Licensed Intellectual Property, as defined below), free and clear of any Liens or other restrictions of any kind (other than Permitted Liens), and have the sole and exclusive right to bring actions for infringement or unauthorized use thereof. No Seller has granted any third party rights to or under any Sellers Intellectual Property nor has any Seller granted any third party the right to sublicense any Seller Intellectual Property.

               (b) SELLERS REGISTERED INTELLECTUAL PROPERTY. Set forth on PART 3.14(B) of the Disclosure Memorandum is a complete and accurate list of all of the following (collectively, the "SELLERS REGISTERED INTELLECTUAL Property"):
(i) Issued Patents and Patent Applications, (ii) registered Trademarks and applications for Trademark registrations in each Sellers' names, and (iii) registered Copyrights and applications for Copyright registration in each Sellers' names. Each item of Sellers Registered Intellectual Property is valid, enforceable, subsisting, and in good standing, with all necessary fees and filings made.

               (c) LICENSED INTELLECTUAL PROPERTY. Set forth on PART 3.14(C) of the Disclosure Memorandum is a complete and accurate list of each item of Intellectual Property licensed by


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


any Seller pursuant to a Contract ("LICENSED INTELLECTUAL PROPERTY") and identifies each such item that is incorporated in or an essential component of any Product. No Seller is in violation of any Contract to which any Seller is a party or otherwise bound and which relates to any Licensed Intellectual Property.

               (d) INFRINGEMENT OR MISAPPROPRIATION. To Company's Knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Sellers Intellectual Property by any third party, including without limitation any Employee or former Employee of any Seller. No Seller has brought any Action for infringement or misappropriation of any Sellers Intellectual Property or breach of any license agreement, services agreement or other agreement involving any Sellers Intellectual Property against any third party. No Seller has been sued (or received any notice or any threat of being sued) in any Action which involves a Claim of infringement or misappropriation of any Intellectual Property right of any third party ("THIRD PARTY INTELLECTUAL PROPERTY") or which contests the validity, ownership or right of any Seller to exercise any Sellers Intellectual Property. To Company's Knowledge, the Sellers Intellectual Property does not and will not infringe or misappropriate any Third Party Intellectual Property and there is no substantial basis for a claim that the design, development, use, marketing, licensing, sale, offer for sale, provision, manufacturing, reproduction, importation and/or distribution of the Products or any other Sellers Intellectual Property is infringing or has infringed on or misappropriated any Third Party Intellectual Property.

               (e) DEVELOPMENT OF SELLERS  INTELLECTUAL  PROPERTY.  Set forth on
PART 3.14(E) of the Disclosure Memorandum is a complete and accurate list of all agents, consultants, contractors and subcontractors involved in the development, support, customization, maintenance or modification of any Sellers Intellectual Property (that is not Licensed Intellectual Property) (the "IP CONTRACTORS") along with a list of his, her or its respective engagement agreements with any Seller. All Employees and IP Contractors who have contributed to or participated in the conception and development of Sellers Intellectual Property (that is not Licensed Intellectual Property) on behalf of Sellers have executed nondisclosure agreements and either (i) have been a party to an enforceable arrangement or agreement with Sellers in accordance with applicable law that has accorded Sellers full, effective, exclusive and original ownership of all tangible property and Intellectual Property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Sellers as assignee that have conveyed to Sellers effective and exclusive ownership of all tangible property and Intellectual Property thereby arising. Sellers Intellectual Property (that is not Licensed Intellectual Property) was developed exclusively by IP Contractors and by Employees of Sellers within the scope of such Employee's employment. No current or prior officer, Employee or IP Contractor claims any ownership interest or similar right in any Sellers Intellectual Property.

               (f) SELLERS SOFTWARE PROGRAMS. Set forth on PART 3.14(F) of the Disclosure Memorandum is a complete and accurate list of all software programs that are owned or licensed (other than off the shelf software) by any Seller (the "SELLERS SOFTWARE PROGRAMS"). Each Seller owns full and unencumbered right and good, valid and marketable title to or license to use its respective Sellers Software Programs free and clear of all Liens (other than Permitted Liens). To the Actual Knowledge of Company, there are no material defects, malfunctions or nonconformities in any Sellers Software Programs (including, without limitations, any customization and installation thereof), and there are no material errors in any Design


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


Documentation. The Design Documentation is sufficient and adequate to enable a person of reasonable skill and experience in the relevant art to operate Sellers Intellectual Property. To the Actual Knowledge of Company, no software contained within Sellers Software Programs contains any timer, virus, copy protection device, disabling code, clock, counter, trap door, back door, time bomb or other limiting design or routine which causes such software (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed.

               (g) ROYALTIES. No Seller owes any royalties or other payments to third parties in respect of any Sellers Intellectual Property.

               (h) PROTECTION OF INTELLECTUAL PROPERTY. Sellers have implemented commercially reasonable steps in the physical and electronic protection of Sellers Intellectual Property from unauthorized disclosure, use or modification.

          3.15 EMPLOYEE BENEFIT PLANS.

               (a) Set forth on PART 3.15(A) of the Disclosure Memorandum is a complete and accurate list of all Employee Benefit Plans.

               (b) Neither any Seller nor any of its ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any Multiemployer Plan covering Employees (or former Employees) employed in the United States. Neither any Seller nor any of its ERISA Affiliates has incurred any liability or taken any action that could reasonably be expected to cause it to incur any liability (i) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any Multiemployer Plan or (ii) on account of unpaid contributions to any such Multiemployer Plan.

               (c) At the Closing, all contributions to, and payments from, the Employee Benefit Plans which are required to have been made by any Seller, or any of its ERISA Affiliates, with respect to any period ending on or before the Closing Date will have been timely made in accordance with the Employee Benefit Plans.

               (d) Neither any Seller nor any of its ERISA Affiliates maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

               (e) The Employee Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service to be so qualified and, to the Knowledge of Company, no event has occurred and no condition exists with respect to the form or operation of such Employee Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

               (f) There are (i) no investigations pending by any governmental entity involving the Employee Benefit Plans or, to the Knowledge of Company, any Multiemployer Plan, and (ii) no pending or, to the Knowledge of Company, threatened Claims, other than routine Claims for benefits), suits or proceedings against any Employee Benefit Plan, against the assets of any of the trusts under any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan with respect to the operation of such plan or asserting any rights or Claims to benefits under any Employee Benefit Plan or against the assets of any trust under such plan, nor, to the Knowledge of Company, are there any facts which would give rise to any liability.

               (g) None of the "welfare benefit plans" (as defined in Section 3(l) of ERISA) maintained by any Seller provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary.

          3.16 EMPLOYEES; EMPLOYEE RELATIONS.

               (a) Set forth on PART 3.16(A) of the Disclosure Memorandum is a complete and accurate list of the following information: (i) the name and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by any Seller to each Employee or director; (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by any Seller to each Employee or director; and (iii) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60) days) made by any Seller to, or made to any Seller by, each Employee or director. Since the Most Recent Audit Date, Seller has not increased the compensation of any Employee, officer or director other than in the ordinary course of business consistent with past practice and has not granted any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any Employee, officer or director.

               (b) No Seller is a party to, nor bound by, the terms of any collective bargaining agreement, contract, letter of understanding (formal or informal) with any labor union or organization, and no Seller has ever experienced any material labor difficulties. There are no material labor disputes existing, or to the Knowledge of Company, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by Employees. No grievance or other legal action arising out of any collective bargaining agreement or relationship exists, or to the Knowledge of Company, is threatened. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the Knowledge of Company, are threatened.

               (c) No Actions or Claims exist under any Laws affecting the employment relationship, and to the Actual Knowledge of Company, no Actions or Claims are threatened under any such Laws and, to the Knowledge of Company, no facts or circumstances exist which would give rise to any such Actions or Claims. No Seller is subject to any settlement or consent decree with any present or former Employee, employee representative or any Governmental Authority relating to Claims of discrimination or other Claims in respect to employment practices and policies. No Governmental Authority has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of any Seller. No Seller has received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to any Seller and no such investigation is in progress. Each Seller has complied with all applicable Laws relating to the employment or engagement of its Employees, including but not limited to, those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, discrimination and the withholding of payroll taxes.

               (d) No Seller has incurred any liability or obligation under the WARN Act or similar state laws.

          3.17 INSURANCE. Set forth on PART 3.17 of the Disclosure Memorandum is a complete and accurate list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of, each Seller. All such policies are in full force and effect and are adequate for the Business. No Seller has received any notice of cancellation or non-renewal or of significant premium increases with respect to any such policy. No pending Claims made by or on behalf of any Seller under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer of any Seller. No gaps in coverage have accrued with respect to the policies listed on PART 3.17 of the Disclosure Memorandum or any other policies retained by any Seller. All premiums due prior to the date hereof for periods prior to the date hereof with respect to such policies have been timely paid, and all premiums due before the Closing Date for periods between the date hereof and the Closing Date will be timely paid.

          3.18 ACCOUNTS RECEIVABLE. The accounts receivable set forth in the Most Recent Balance Sheet and those accounts receivable accruing through the Closing Date represent valid and bona fide sales to third parties incurred in the ordinary course of business, subject to no known defenses, set-offs or counterclaims and are collectible and will be collected in accordance with their terms at their recorded amounts subject to any reserves for doubtful accounts, returns, allowances, credits, rebates, prebates and chargebacks but not in excess of the amount of the reserves reflected in the Most Recent Balance Sheet. The reserve for doubtful accounts, returns, allowances, credits, rebates, prebates and chargebacks reflected in the Most Recent Balance Sheet is net of fully accrued amounts for future deductions by customers of the Business relating to sales booked on or before the date of the Most Recent Balance Sheet, was established in accordance with GAAP consistently applied and is adequate and was calculated in accordance with historical practice. Notwithstanding anything to the contrary herein, Company makes no representations in this SECTION 3.18 regarding, and the representations in this SECTION 3.18 shall not apply with respect to, any Excluded Receivables.

          3.19 INVENTORY; PRODUCT WARRANTIES.

               (a) The inventories of the Products (i) were acquired and maintained in the ordinary course of business, (ii) are of good and merchantable quality in all material respects, (iii) were manufactured in conformance with the ANDAs for such Product, in conformance with cGMP and in conformance with all applicable Laws, (iv) are not adulterated or manufactured, prepared, preserved, packaged or stored under unsanitary conditions within the meaning of the FD&C Act and FDA regulations, or in any way contrary to cGMP, (iv) at Closing shall have a minimum shelf life of fourteen (14) months (except for Midrin which shall have a minimum shelf life of twelve (12) months), and (v) shall not be a product which would violate any applicable section of the FD&C Act or any FDA regulation or any other applicable Law.

               (b) Except as set forth on PART 3.19(B) of the Disclosure Memorandum, (i) to Company's Knowledge, each Seller's manufacturing facilities conforms in all respects to applicable Laws and approvals governing such facilities and have been adequate to produce the quantities of the Products which each Seller's customers have ordered from any Seller since May 30, 2003, and (ii) Seller has not received any written notices to the contrary. All laboratory, scientific, technical and/or data supplied by any Seller to the FDA for submission or communication with FDA relating to the Products have been true and correct in all material respects.

               (c) Set forth on PART 3.19(C) of the Disclosure Memorandum is a complete and accurate list of all outstanding product liability, product defect, warranty, breach of contract or other similar Claims (including any pending Claims) related to the Products made since May 30, 2003, in each case to the extent Company has received written notice or otherwise has Knowledge of such Claims.

          3.20 CUSTOMERS AND SUPPLIERS.

               (a) CUSTOMERS. Set forth on PART 3.20(A) of the Disclosure Memorandum is a complete and accurate list of all material customers of each Seller. To the Knowledge of Company, no such customer intends or has threatened (orally or in writing) to cease to do business with any Seller following the consummation of the transactions contemplated hereby or intends to modify such relationship in a manner which is less favorable to Buyer, and Company has no Knowledge of facts that would be reasonably likely to result in such a termination or modification.

               (b) SUPPLIERS. Set forth on PART 3.20(B) of the Disclosure Memorandum is a complete and accurate list of all materially significant suppliers of each Seller. To the Knowledge of Company, no such supplier intends or has threatened (orally or in writing) to cease to do business with any Seller following the consummation of the transactions contemplated hereby or intends to modify such relationship in a manner which is less favorable to Buyer, and Company has no Knowledge of facts that would be reasonably likely to result in such a termination or modification. Except as set forth on PART 3.20(B) of the Disclosure Memorandum, no Seller has experienced any difficulties in obtaining any inventory items necessary to the operation of the Business which has had an adverse effect on the Business or the operations or financial condition of any Seller and, to the Knowledge of Company, no such shortage of supply of inventory items is threatened or pending. No Seller is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of Sellers' suppliers.

          3.21  ABSENCE OF CERTAIN CHANGES OR EVENTS.

               (a) Since October 25, 2007, Wells Fargo Bank has limited the financing available to Sellers under the terms of its Loan Agreement with Sellers dated February 9, 2006, as amended, as modified by its Forbearance Agreement with Sellers dated October 25, 2007, as modified by its Forbearance Agreement with Sellers dated February 5, 2008, and its Amended and Restated Forbearance Agreement with Sellers dated March 25, 2008. As a result of this limited financing, Sellers have experienced certain difficulties in obtaining raw materials and inventory items necessary to the operation of the Business, which has had a materially adverse effect on the operations, inventory, sales, margins and financial condition of the Business, and have resulted in Sellers' operation of the Business in a manner which is not consistent with past practice, all as more particularly described on PART 3.21(A) of the Disclosure Memorandum.

               (b) Except as described in SECTION 3.21(A) above, and except as may be permitted under SECTION 5.1(A), during the period from the date of the Most Recent Balance Sheet to the date hereof: (i) the Business has been operated in the ordinary course, consistent with past practice; (ii) there has been no event, change or development which, individually or in the aggregate, has had a Material Adverse Effect; (iii) there has not been any damage, destruction or casualty loss to the physical properties of any Seller or any of their suppliers; and (iv) no Seller has taken any action which, if taken after the execution and delivery of this Agreement, would constitute a breach or violation of SECTION 5.1 hereof.

          3.22 NO ILLEGAL PAYMENTS, ETC. To the Actual Knowledge of Company, no Seller nor any of their respective Representatives at any time after May 30, 2003 has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder any Seller (or to assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject any Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect; or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

          3.23 REGULATORY ISSUES. During the year immediately prior to the Signing Date, with respect to the Products only, no Seller has received or been subject to: (i) any FDA Form 483's relating to the Products; (ii) any FDA Notices of Adverse Findings relating to the Products; or (iii) any warning letters or other written correspondence from the FDA concerning the Products in which the FDA asserted that the operations of Seller were not in compliance with applicable Laws or guidelines of any Governmental Authority with respect to the Products. During the year immediately prior to the Signing Date, there has not been any occurrence of any product recall, market withdrawal or replacement, or post-sale warning conducted by or on behalf of Seller concerning the Products or any product recall, market withdrawal or replacement conducted by or on behalf of any entity as a result of any alleged defect in the Products.

          3.24 INTERESTS IN OTHER PERSONS. Except as set forth in PART 3.24 of the Disclosure Memorandum, no Employee of any Seller or Person directly or indirectly controlling, controlled by, or under common control with any Seller possesses, directly or indirectly, any material financial interest in, or is an Employee or Affiliate of, any Person which is a current client, supplier, franchisee, customer, distributor, broker, lessor, lessee, sublessor, sublessee or competitor of or otherwise having a contractual relationship with any Seller. Ownership of securities of an entity (other than Company) whose securities are registered under the Securities Exchange Act of 1934, as amended, not in excess of five percent (5%) of any class of such securities shall not be deemed to be a financial interest for purposes of this SECTION 3.24.

          3.25 NO INSOLVENCY OR BANKRUPTCY. No Seller has filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against any Seller. No general assignment of property of any Seller has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been applied for or appointed for any Seller or any of its properties, including the Acquired Assets.

          3.26 BROKER FEES. No agent, advisor, broker or other Person acting on behalf of any Seller or any of its Affiliates is, or will be, entitled to any commission or broker's, advisor's or finder's fees from Company or Sellers, or from any of their respective Affiliates, in connection with any of the transactions contemplated hereby.

          3.27 AVAILABILITY OF DOCUMENTS. Company has made available for inspection by Buyer and its representatives true, correct, and complete copies of the certificates of incorporation, bylaws, certificates of formation, limited liability company operating agreements and other organizational documents of each Seller, all written agreements, arrangements, commitments, and documents (including, without limitation, all pending and approved ANDAs and regulatory files with respect thereto) referred to in the Disclosure Memorandum and all schedules attached hereto.

          3.28 INFORMATION SUPPLIED. None of the information supplied or to be supplied by any Seller in writing for inclusion or incorporation by reference in the Information Statement will, at the date the Information Statement is first mailed to Company's shareholders or, except as set forth in any amendments or supplements to the Information Statement mailed to Company's shareholders prior to Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If required by Law, the Information Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer for inclusion or incorporation by reference therein.

          3.29 DISCLOSURE. To the Knowledge of Company, there is no fact (excluding facts with respect to general business, economic or political conditions and facts that are publicly known) which materially and adversely affects the business, assets, properties, operations, prospects, condition (financial or otherwise), results of operations or liabilities of Sellers, taken as a whole, that has not been set forth or disclosed in this Agreement (including the Schedules), the Disclosure Memorandum or in any other instrument or certificate delivered by any Seller pursuant to ARTICLE VI hereof.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Company as follows:

          4.1 ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          4.2 AUTHORIZATION.

               (a) Buyer has full limited liability company power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer and no other action on the part of Buyer is necessary to authorize the transactions contemplated hereby.

               (b) This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

          4.3 NO VIOLATION. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby will not (i) violate any provision of the certificate of incorporation or bylaws of Buyer, or (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer or its properties or assets are bound.

          4.4 CONSENTS. No consent, approval or other authorization of any Governmental Authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by Buyer or the consummation by Buyer of the transactions contemplated hereby.

          4.5 BROKER FEES. No agent, advisor, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's, advisor's or finder's fees from any of the parties hereto, or from any of their respective Affiliates in connection with any of the transactions contemplated hereby.

          4.6 HSR THRESHOLDS. Buyer represents that its ultimate parent entity (as defined in the HSR Laws) is Amneal Pharmaceuticals, LLC and, as of the Signing Date, Amneal Pharmaceuticals, LLC has less than $126.2 million in annual net sales (as defined in the HSR Laws) and less than $126.2 million in total assets (as defined in the HSR Laws).

          4.7 SUFFICIENT AND AVAILABLE FUNDS TO CLOSE AND PAY ASSUMED LIABILITIES. Buyer represents that it has the wherewithal to fully fund and pay the Purchase Price, including making the Closing Cash Amount payment on the Closing Date and paying when due all of the Assumed

Liabilities.

          4.8 APR, LLC. Buyer represents that, to the Knowledge of Buyer, it has no knowledge of APR, LLC outside of the information in the public domain or as disclosed to Buyer by Company or Cameron Reid.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES

          5.1 CONDUCT OF THE BUSINESS.

               (a) AFFIRMATIVE COVENANTS. At all times prior to the Closing, Company shall use all commercially reasonable and good faith efforts to preserve its goodwill, rights, property, assets and business, to keep available to itself and the Buyer its employees, and to preserve and protect its relationships with its employees, officers, advertisers, suppliers, customers, creditors and others having business relationships with it. In addition, from and after the date hereof to the Closing, Seller shall (except with Buyer's written consent, which consent shall not be unreasonably withheld or conditioned, and any request for which shall be timely responded to):

                    (i) maintain its corporate existence;

                    (ii) subject to SECTION 3.21(A) above and except as otherwise expressly provided herein, conduct its business only in the ordinary course consistent with the manner conducted as of the Signing Date; and

                    (iii) operate in such a manner as to assure that the representations and warranties of Company set forth in this Agreement will be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

               (b) NEGATIVE COVENANTS. Company will not, and Company will cause the other Sellers not to, at all times prior to the Closing, without Buyer's prior written consent (which consent shall not be unreasonably withheld or conditioned, and the request for which shall be timely responded to):

                    (i) change its method of  management  or  operations  in any material respect (including, without limitation, accelerating receivables, delaying payments or liquidating assets, except in the ordinary course of business consistent with past practices);

                    (ii) dispose of or acquire any assets or  properties or make any commitment to do so, other than sales of inventory or acquisitions of raw materials, excipients or API, in each case in the ordinary course of business consistent with past practices;

                    (iii) incur any  Indebtedness for borrowed money (other than
               (A) Buyer

               Advances, (B) after all of the Buyer Advances have been advanced, up to $200,000 (on substantially similar terms and the same interest rate as the Buyer Advances) in additional unsecured debt, provided that such unsecured debt is necessary for and used only for Sellers' business operations and (C) additional Indebtedness to Wells Fargo under Company's existing lines of credit as in effect on the Signing Date), make any loans or advances, assume, guarantee or endorse or otherwise become responsible for the obligation of any other Person, or subject any of its properties or assets to any Lien;

                    (iv) at any time after the  expiration  of the Due Diligence
               Period, modify, amend, cancel or terminate any Contract or, at any time during the Due Diligence Period, fail to give Buyer prompt written notice of any proposed modification, amendment, cancellation or termination of any Contract;

                    (v) make any change in the  compensation  paid or payable to any Employee or director as shown on PART 3.16(A) of the Disclosure Memorandum, except in the ordinary course of business and consistent with past practice;

                    (vi) pay or agree to pay any bonus or similar payment (other than success bonuses payable contingent upon the Closing);

                    (vii) promote,  change the job title of, or otherwise  alter in any material respect the responsibilities or duties of, any of its Employees, except in the ordinary course of business and consistent with past practice;

                    (viii) enter into any new Contract  involving payments by or to any Sellers in excess of $5,000 per Contract (and not more than $50,000 in the aggregate for all such Contracts) in any twelve (12) month period, other than Contracts for the sale of inventory or the acquisition of raw materials, excipients and API, in each case in the ordinary course of business consistent with past practices;

                    (ix) make any change in its accounting practices or procedures, or make any upward revaluation of any of its assets, except in the ordinary course of business and as required under accounting rules and regulations;

                    (x) change by more than ten percent (10%) its customer pricing, rebates, prebates, chargebacks, returns or discounts (on a per customer, per SKU basis) of any Product;

                    (xi) make any payment or  distribution  with  respect to its equity securities, whether by way of redemption, dividend, distribution or otherwise;

                    (xii) issue any additional equity securities, options, warrants or other arrangements or commitments obligating any Seller to issue any membership interests or other securities
               (other than (A) the issuance of equity securities upon the exercise of options or warrants outstanding on the date of this Agreement, or (B) the issuance of up to $1,000,000 in additional equity securities, but only if

               (x) Company has first offered Buyer in writing a right of first refusal to provide such funds in the form of additional Buyer Advances and (y) Buyer has not, within three business days of its receipt of such written offer, agreed to provide such funds at such times and in such amounts as may be required by Company to operate the Business prior to the Closing);

                    (xiii) adopt any amendments to its certificate of incorporation or bylaws; adopt a plan of complete or partial liquidation or dissolution; or alter through merger, consolidation, reorganization, restructuring or in any other fashion its structure or ownership;

                    (xiv) make an  assignment  for the benefit of  creditors  or admit in writing its inability to pay its debts as they mature; or consent to or acquiesce in the appointment of a trustee or receiver for any Seller or any property thereof; or permit any bankruptcy reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law to be instituted by or against any Seller; or consent to any involuntary petition filed pursuant to or purporting to be pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction; or be adjudicated bankrupt;

                    (xv) take any other action which would be reasonably expected to have a Material Adverse Effect on its Business or the affairs, assets, condition (financial or otherwise) or prospects, or could adversely affect or detract from the value of its assets or the Business, except as required by Law; or

                    (xvi) commit to do any of the foregoing referred to in clauses (i) - (xv).

          5.2 PAYMENT OF OBLIGATIONS, DISTRIBUTIONS TO MAJORITY SHAREHOLDERS. Company covenants and agrees that, immediately upon receipt of the Closing Cash Amount at Closing, it will cause each Seller to pay off in full or otherwise satisfy all outstanding Indebtedness (other than capital leases) of such Seller and amounts payable thereon and any other liabilities of such Seller that are not expressly assumed by Buyer. Company further covenants and agrees that, in the event the Closing shall occur, Company will not make any payment or distribution with respect to its equity securities, whether by way of redemption, dividend, distribution or otherwise, to the Majority Shareholders or any other holders of Company's capital stock until more than ninety (90) days after the Closing Date.

          5.3 REQUIRED APPROVALS; SATISFACTION OF CLOSING CONDITIONS. Between the date of this Agreement and the Closing Date, Company and Buyer shall each use their commercially reasonable efforts to (i) obtain promptly all such third party approvals and consents as are necessary or appropriate to the consummation of the transactions contemplated hereby, (ii) cause all conditions to the obligations of Buyer under this Agreement over which it is able to exercise influence or control to be satisfied prior to the Closing Date, and (iii) obtain promptly and timely comply with all requisite statutory, regulatory or court approvals, third party releases and consents, and other requirements necessary for the valid and legal consummation of the transactions contemplated hereby.

          5.4  INVESTIGATIONS.

               (a) Company shall, and shall cause each other Seller to, provide Buyer and its representatives and agents such access to the books and records of Sellers and furnish to Buyer and its representatives and agents such financial and operating data and other information with respect to the Business and the properties of Sellers as they may reasonably request from time to time. Company shall, and shall cause each other Seller to, permit Buyer and its Representatives to make such inspections of the Sellers Real Property and the personal properties of Sellers and the Business as they may reasonably request from time to time. Company shall, and shall cause each other Seller to, grant Buyer reasonable access to manufacturing and packaging equipment for generating data in support of Buyer's ANDA supplements and new ANDA registration filings to transfer Buyer's existing Products and Products under development to the Sellers Real Property.

               (b) In the event that any Seller receives notice that the FDA intends to inspect the Sellers Real Property (a "FDA INSPECTION"), Company shall immediately notify Buyer and provide Buyer with a copy of such FDA notice and, at any time after the expiration of the Due Diligence Period, will allow a representative from Buyer to be present during the FDA Inspection (without participation). Within two (2) Business Days of receipt, Company will provide to Buyer a copy of any FDA Form 483 observations pertaining to the Sellers Real Property or any Seller's equipment.

               (c) After the date hereof and until the earlier of the Closing Date or date of termination of this Agreement, Company shall, and shall cause each other Seller to, submit to Buyer all adverse drug experience information and customer complaints brought to the attention of Sellers or its Employees with respect to the Products, as well as any material events and matters concerning or affecting the safety or efficacy of the Products.

          5.5  RECORDS PERTAINING TO SELLERS.

               (a) At the Closing, Company shall deliver or cause to be delivered to Buyer any and all books and records in the possession of any Seller applicable to any Seller, the Business or the Acquired Assets (other than any Seller's corporate and limited liability company minute books, stock/unit ledgers, certificates of incorporation, bylaws, shareholders agreements, certificates of formation, operating agreements and related corporate and limited liability company documents and instruments).

               (b) Buyer shall, for a period of five years (except in the case of any sales invoices, which shall be for three years) after the Closing Date, neither dispose of nor destroy any of the business records or files of Sellers or Buyer without first offering to turn over possession of copies thereof to Company, at Company's expense, by written notice to Company at least thirty (30) days prior to the proposed date of such disposition or destruction.

               (c) Promptly after request, Buyer shall allow Company access to all business records and files acquired hereunder during normal working hours at the principal place of business of Buyer, or at any location where such records are stored, in anticipation of, or preparation for, any existing or future third party actions, Tax, SEC filings, regulatory matters,

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contractual  obligations  or other  matters in which any Seller is involved  and which relate to the Business.

          5.6  NO  SOLICITATION  OR  NEGOTIATION.   Sellers  and  each  Majority
Shareholder, severally and not jointly, agree as follows:

               (a) Unless and until such time as this Agreement is otherwise terminated in accordance with SECTION 7.1, each Seller and each Majority Shareholder shall, and shall cause its Representatives, to, immediately cease any activities, discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal and request the return or destruction of all confidential information regarding Sellers provided to any such persons on or prior to the Signing Date pursuant to the terms of any confidentiality agreements or otherwise. Each Seller and each Majority Shareholder shall not, and shall cause its respective Representatives, not to, directly or indirectly,
(i) solicit, participate in, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate or encourage, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time before the date on which the definitive Information
Statement is filed with the SEC (or, if earlier, mailed to the Company's shareholders), Company's Board of Directors determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, that such action is, or is reasonably likely to be, necessary in order to comply with its fiduciary duties under Law and that such Acquisition Proposal is reasonably likely to lead to a superior proposal for the common shareholders of Company as compared to the transactions contemplated by this Agreement, and if done for the sole purpose of increasing sums available for distribution to Common stockholders of Interpharm Holdings, Inc., then, in such case, Company may, in response to an Acquisition Proposal not solicited after April 11, 2008 and which is submitted in writing by such Person to the Board of Directors of Company after April 11, 2008 and subject to compliance with this SECTION 5.6 (and provided that Company has complied in all respects with its obligations under this SECTION 5.6) (x) furnish information with respect to Company and its Subsidiaries (other than the terms of this Agreement, or that certain letter of intent dated April 11, 2008 between Company and Amneal Pharmaceuticals, LLC, or any discussions or negotiations regarding any of the foregoing) to the Person making such Acquisition Proposal (or its designated representatives) pursuant to a confidentiality and standstill agreement, provided that any such information has been or contemporaneously is provided to representatives of Buyer, and (y) participate in discussions or negotiations regarding such Acquisition Proposal.

               (b) Except as set forth in SECTION 5.6(C), the Board of Directors of Company shall not (i) withdraw or modify, or propose to withdraw or modify, its approval and recommendation of this Agreement and the transactions contemplated hereby (the "RECOMMENDATION"), (ii) approve or recommend or take no position with respect to, or propose to approve or recommend or take no position with respect to, any Acquisition Proposal or (iii) cause Company to enter into any agreement related to any Acquisition Proposal (other than a confidentiality and standstill agreement with respect to an Acquisition Proposal as contemplated by SECTION 5.6(A)).

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

               (c) If,  before  the date on  which  the  definitive  Information
Statement is filed with the SEC (or, if earlier, mailed to Company's shareholders), Company's Board of Directors determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, that such action is necessary in order to comply with its fiduciary duties under Law and that such Acquisition Proposal is reasonably likely to lead to a superior proposal for the common shareholders of Company as compare to the transactions contemplated by this Agreement, and if done for the sole purpose of increasing sums available for distribution to common stockholders of Interpharm Holdings, Inc., and PROVIDED THAT Company has complied in all respects with its obligations under this SECTION 5.6 and has negotiated in good faith with Buyer with respect to any amendment or modification to this Agreement proposed by Buyer, then, in such case Company's Board of Directors may (i) withdraw or modify its Recommendation or (ii) subject to the provisions of SECTION 7.2(B)(III) hereof, cause Company to terminate this Agreement; but in either case (x) only at a time that is after the fifth business day following the receipt by Buyer of written notice advising Buyer that Company has received a definitive Acquisition Proposal and containing the information about such Acquisition Proposal specified by SECTION 5.6(D) and (y) only if simultaneously with taking such action it also executes a definitive written agreement to implement such Acquisition Proposal. For purposes of this
SECTION 5.6(C), "50%" shall be substituted for "20%" in the definition of the term "Acquisition Proposal."

               (d) Company shall immediately (but in no event later than one Business Day after receipt thereof) advise Buyer orally and in writing (by facsimile and email) of any request for information or of any Acquisition
Proposal,  the material  terms and  conditions  of such  request or  Acquisition
Proposal and the identity of the Person making such request or Acquisition Proposal. Company will immediately inform Buyer of any material developments in any discussions or negotiations with respect to, and any material change in the terms (including amendments or proposed amendments) of, any such request or Acquisition Proposal, with the intent and desire of enabling Buyer to make a matching offer so that the transactions contemplated hereby may be effected, and if such matching offer is so made by Buyer, Company shall accept Buyer's matching offer and reject such other Acquisition Proposal. Company will promptly provide Buyer with any agreements entered into by Company with respect to any such request or Acquisition Proposal.

               (e) Nothing contained in this SECTION 5.6 shall prohibit Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to Company's shareholders if, in the good faith judgment of its Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with Law; PROVIDED, HOWEVER, that neither Company nor its Board of Directors shall, except as specifically permitted by SECTION 5.6(C), withdraw or modify, or propose to withdraw or modify, its Recommendation or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

               (f) REMEDIES. If any Seller, any Majority Shareholder or their respective Representatives shall violate this SECTION 5.6 and if, as a result, the conditions to Closing in SECTION 6.2 will not be satisfied prior to the Outside Date, Buyer shall have the right to avail itself of any and all legal and equitable remedies available to Buyer, including, without limitation, specific performance (without the need to post a bond or other security and regardless

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

of the absence or availability of remedies at law).

          5.7 EMPLOYEE BONUSES. Company hereby covenants and agrees that, except to the extent disclosed in PART 3.16(A) of the Disclosure Memorandum, it will not pay or permit to be paid to any Employees or directors of any Seller any bonuses otherwise payable upon a change of control of any Seller or termination of employment or engagement.

          5.8 PUBLIC ANNOUNCEMENTS AND DISCLOSURE. The Company will notify the Buyer one Business Day in advance prior to making any required press release or public announcement with respect to the transactions contemplated by this Agreement except as may be required by Law or AMEX regulations. Except as and to the extent required by Law or AMEX regulations, without the prior written consent of the other party (which consent shall not be unreasonably withheld or conditioned, and the request for which shall be timely responded to), neither Buyer, any Seller nor any Majority Shareholders will at any time make, and each will direct its Representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, the transactions contemplated by this Agreement or any of the terms of this Agreement or any other agreement among the parties (including without limitation those of the letter of intent). If either Buyer or Company is required by Law or AMEX regulations to make any such disclosure, it must first provide to the other party the content of the proposed disclosure (with a reasonable opportunity to comment thereon), the reasons that such disclosure is required by law and the time and place that the disclosure will be made.

          5.9 MAJORITY SHAREHOLDER WRITTEN CONSENT. During the term of this Agreement, each Majority Shareholder covenants and agrees that it will not rescind, withdraw or modify its consent as set forth in the Transaction Written Consent or take or permit to occur any action that would modify the Required Shareholder Approval or cause the Required Shareholder Approval not to have been obtained.

          5.10 INFORMATION STATEMENT; PUBLIC ANNOUNCEMENT; SEC FILINGS.

               (a) Not more  than 14  calendar  days  after  the  Signing  Date,
Company shall file with the SEC an Information Statement on Schedule 14C (the "INFORMATION STATEMENT") containing the information required by the Exchange Act with respect to the Transaction Written Consent and the transactions contemplated by this Agreement. Company shall cooperate and provide Buyer (and its counsel) with a reasonable opportunity to review and comment on the Information Statement prior to filing such with the SEC. Company will respond as promptly as practicable to any comments from the SEC or its staff with respect to the preliminary version of the Information Statement. Company will use all reasonable best efforts to cause the definitive version of the Information
Statement to be mailed to its shareholders in accordance with Law and the applicable rules and regulations of AMEX as soon as it is legally permitted to do so but, in any event, not later than 21 calendar days before the Outside Date.

               (b) Company will notify Buyer promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Information Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement, Company or Buyer, as applicable, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to shareholders of Company, such amendment or supplement. Company shall cooperate and provide Buyer (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Information Statement or any response to any comment made by the SEC or its staff prior to filing such with or communicating such to the SEC or its staff, and will provide Buyer with a copy of all such filings made with or communications to the SEC or its staff. Except as may be required by Law, no amendment or supplement to the Information Statement will be made by Company without the approval of Buyer, which will not be unreasonably withheld or delayed.

          5.11 BANKRUPTCY FILING. For a period of ninety-one (91) days after the Closing Date, Sellers shall not file or enter into any bankruptcy proceeding or liquidation whether compulsorily or voluntarily, convene a meeting of its creditors, or have a receiver appointed over all or part of its assets, or take or suffer any similar action in consequence of its debt.

                                   ARTICLE VI
                                     CLOSING

          6.1  CLOSING.

               (a) Unless  this  Agreement  is first  terminated  as provided in
SECTION 7.1 hereof, and subject to the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby, the closing of the transactions contemplated hereby (the "CLOSING") shall take place: (i) at the offices of Budd Larner, P.C., 150 John F. Kennedy Parkway, Short Hills, New Jersey 07078 on June 16, 2008, as extended pursuant to paragraph (b) below; or
(ii) at such other place, time and date as Buyer and Company may mutually agree in writing (the "CLOSING DATE").

               (b) During the Due Diligence Period, Buyer and its Representatives will inspect Company's facility at 75 Adams Avenue, Hauppauge, New York 11788 and give Seller a written list of the deficiencies which Buyer believes in good faith would be an impediment to the transfer to Buyer of Company's Drug Enforcement Agency controlled substances Permit. Company will use its best efforts to, as promptly as practicable after Buyer's delivery of such deficiencies list, remedy all such deficiencies with the first $120,000 in costs of such remediation borne 100% by Company and all additional costs of remediation (whether or the deficiencies list or otherwise imposed by the Drug Enforcement Agency) shall be split 50% by Buyer and 50% by Company; PROVIDED, HOWEVER, that if total remediation costs in excess of the first $120,000 exceed $250,000, then either party can elect, by written notice given to the other party within five (5) Business Days of the end of the Due Diligence Period, not to pay for such excess remediation costs (such electing party, a "NON-PAYING PARTY"). If such written election is made, then the other party may elect, by written notice given to the Non-Paying Party within five (5) Business Days of receipt of the Non-Paying Party's written election, to assume all of said remediation costs and, if such notice to assume remediation costs is not given within such five (5) Business Day period, this Agreement shall immediately and automatically terminate at

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

the end of such five (5) Business Day period.

               (c) In the event that a Drug Enforcement Agency controlled substances license for the facility at 75 Adams Avenue, Hauppauge, New York 11788 (the "DEA LICENSE") has not been issued to Buyer prior to June 16, 2008, then the Closing Date shall be automatically extended to the earlier of (i) July 16, 2008 and (ii) the third (3rd) Business Day following the date on which the DEA License has been issued. In the event that the DEA License has not been issued to Buyer prior to July 16, 2008 then, unless Buyer and Company mutually agree to extend the Closing Date or Buyer waives the condition that it be issued the DEA License prior to Closing and elects to close, this Agreement shall automatically terminate at midnight on July 16, 2008.

               (d) In the event that Company shall not have fully complied with and satisfied all of the Information Statement filing and/or mailing obligations required under SECTION 5.10 of this Agreement prior to June 16, 2008, then the Closing Date shall be automatically extended to the third (3rd) Business Day following the date on which the last of such filing and/or mailing obligations have been fully complied with and satisfied.

               (e) In the event that Sellers shall not have fully complied with and satisfied all of the conditions set forth in SECTION 6.2 hereof (other than SECTION 6.2(J) and other than as set forth in paragraphs (b), (c) and (d) above) prior to June 16, 2008, then the Closing Date shall be automatically extended to the third (3rd) Business Day following the date on which the last of such conditions has been fully complied with and satisfied.

          6.2 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to effect the Closing shall be subject to the satisfaction of each of the following conditions at or prior to the Closing (any of which may be waived by Buyer, in whole or in part):

               (a) DEFINITIVE AGREEMENT. This Agreement (including the Schedules), the Disclosure Memorandum and other related documents and agreements consistent with the terms herein shall have been executed by Company (and, if applicable, the other Sellers) and delivered to Buyer.

               (b) REPRESENTATIONS, WARRANTIES AND COMPLIANCE WITH COVENANTS. Each representation and warranty of Company contained in this Agreement, the Disclosure Memorandum and in any Schedule shall be true and correct in all respects (in the case of any representations or warranties containing any materiality or Material Adverse Effect qualifiers) or in all material respects (in the case of any representations or warranties without any materiality or Material Adverse Effect qualifiers) on and as of the date of this Agreement and on and as of the Closing Date, with the same effect as though such representation and warranty had been made on and as of the Closing Date, without giving effect to any supplements or amendments to the Disclosure Memorandum which, individually or in the aggregate with all other such changes, would or would be reasonably expected to (i) in any material respect be adverse to any of the Acquired Assets or Assumed Liabilities, taken as a whole or (ii) materially detrimentally affect the benefit of the bargain struck by Buyer under this Agreement. Each of the covenants and agreements herein on the part of Company to be complied with or performed on or before the Closing Date shall have been complied with and performed. Buyer shall have received a

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

certificate, dated the Closing Date, of Company to the foregoing effect.

               (c) ABSENCE OF LITIGATION. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted (i) in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof, or (ii) which could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

               (d) CONSENTS AND APPROVALS. Company shall have obtained and delivered to Buyer evidence of approval by the board of directors and the shareholders of each Seller of this Agreement and the transactions contemplated hereby and copies of all consents, approvals or Permits required to be obtained for the consummation thereof (including, without limitation, all consents and approvals listed in PART 3.6 of the Disclosure Memorandum), and no such consents or consents, approvals or Permits shall have been withdrawn or suspended.

               (e) BILL OF SALE AND ASSIGNMENTS. Each Seller shall have executed and delivered to Buyer: (i) a bill of sale, assignment and assumption agreement in substantially the form and substance of EXHIBIT B attached hereto (the "BILL OF SALE"), (ii) transfer letters for the ANDAs for each of the approved Products and pending Products and for the rights of reference to the Drug Master Files included in such ANDAs to the extent that Seller has such rights of reference and to the extent they are assignable, and (iii) such patent assignments, trademark assignments, copyright assignments, domain name assignments and other instruments of conveyance with respect to the Acquired Assets as Buyer reasonably requests.

               (f) FACILITY PURCHASE AGREEMENT. Interpharm Realty shall have executed and delivered to Kashiv, LLC a contract of sale with respect to the Facility in substantially the form and substance of EXHIBIT C attached hereto (the "FACILITY PURCHASE AGREEMENT"), and the closing of the transactions contemplated thereby shall have been consummated.

               (g) RESTRICTIVE COVENANT AGREEMENTS. Buyer shall have received a non-disclosure, non-solicitation and non-competition agreement in substantially the form and substance of EXHIBIT D attached hereto (each, a "RESTRICTIVE COVENANT AGREEMENTS") executed by each Seller.

               (h) CERTIFICATES. Each Seller shall have delivered to Buyer (i) a certificate of the appropriate state official, dated as of a date not more than fifteen (15) days prior to the Closing Date, attesting to the existence and good standing of such Seller in its state of organization and in each jurisdiction where it is qualified or licensed as a foreign corporation; (ii) a copy, certified by the appropriate state official of the state of organization as of a date not more than fifteen (15) days prior to the Closing Date, of its certificate of incorporation and all amendments thereto of such Seller; (iii) a copy of the bylaws of Sellers certified, as of the Closing Date, by the Secretary of such Seller; and (iv) a certificate, dated the Closing Date, of the Secretary of such Seller, relating to the incumbency and board and shareholder proceedings in connection with the consummation of the transactions contemplated hereby.

               (i) OPINION OF COUNSEL. Buyer shall have received an opinion of Guzov Ofsink, LLC, counsel to Company, in form and substance satisfactory to Buyer.

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

               (j) NO MATERIAL ADVERSE EFFECT. Since the date of the Most Recent Balance Sheet , there shall not have been (i) any change resulting in a Material Adverse Effect, or (ii) any damage, destruction or loss affecting the assets, properties, business, operations or condition of Company or any other Seller or the Business, whether or not covered by insurance, which could reasonably be expected to result in a Material Adverse Effect, or (iii) any FDA Inspection which discloses items that could reasonably be expected to materially and adversely effect Buyer's ability to manufacture at the Facility any Products which have been FDA approved or are pending FDA approval.

               (k) RELEASE OF LIENS. Company shall have delivered to Buyer evidence of the proper filing of all duly executed UCC-3 Termination Statements or other releases and/or terminations of security interests (other than Permitted Liens) on all of the Acquired Assets, in each case satisfactory to Buyer.

               (l) CERTIFICATE OF INDEBTEDNESS; LIEN DISCHARGES. Company shall have prepared and delivered to Buyer a certificate (the "CERTIFICATE OF INDEBTEDNESS"), signed by Company's Chief Financial Officer, certifying as to the amount of Indebtedness of each Seller outstanding on the Closing Date and specifying the amount owed to each creditor listed thereon. Company shall have caused each Seller's creditors set forth in such Certificate of Indebtedness to deliver payoff letters and lien discharges, each in form reasonably satisfactory to Buyer, with respect to any such Indebtedness which does not constitute an Assumed Liability.

               (m) TAX CLEARANCE CERTIFICATES. At the Closing and at Company's sole expense, each of the Sellers shall have delivered to Buyer Tax Clearance Certificates from the New York Department of Taxation and Finance.

               (n) TAIL INSURANCE POLICY. At the Closing and at Company's sole expense, Company shall have procured "tail-coverage" on the claims-made products liability insurance policies covering each Seller on such terms as may be reasonably satisfactory to Buyer, and Buyer shall be named as additional insured thereon.

               (o) INFORMATION STATEMENT. Company shall have complied with all Information Statement filing and/or mailing obligations required under SECTION
5.10 of this Agreement.

               (p) ESCROW AGREEMENT. Each of Company and Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement.

               (q) EPA NOTICE OF VIOLATION. Company shall have resolved, to Buyer's reasonable satisfaction, all violations raised by the U.S. Environmental Protection Agency in its Notice of Violation to Company dated October 4, 2007.

               (r) DISCLOSURE MEMORANDUM. After the expiration of Due Diligence Period, there shall have been no changes set forth in any amendments or supplements to the Disclosure Memorandum which, individually or in the aggregate with all other such changes, would or would be reasonably expected to (i) in any material respect be adverse to any of the Acquired Assets or Assumed
Liabilities, taken as a whole or (ii) materially detrimentally affect the benefit of the bargain struck by Buyer under this Agreement.

          6.3 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to effect the Closing shall be subject to the satisfaction of each of the following conditions at or prior to the Closing (any of which may be waived by Company, in whole or in part):

               (a)  DEFINITIVE   AGREEMENT.   This   Agreement   (including  the
Schedules) and other related documents and agreements consistent with the terms herein shall have been executed by Buyer and delivered to Company.

               (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS. Each representation and warranty of Buyer contained in this Agreement and in any Schedule shall be true and correct in all respects (in the case of any representations or warranties containing any materiality or Material Adverse Effect qualifiers) or in all material respects (in the case of any representations or warranties without any materiality or Material Adverse Effect qualifiers) on and as of the date of this Agreement and on and as of the Closing Date, with the same effect as though such representation and warranty had been made on and as of the Closing Date. Each of the covenants and agreements herein on the part of Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed. Company shall have received a certificate, dated the Closing Date, of Buyer to the foregoing effect.

               (c) ABSENCE OF LITIGATION. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof, other than those asserted, threatened or instituted by the Sellers or Majority Shareholders.

               (d) CONSENTS AND APPROVALS. All material authorizations, consents, approvals, waivers and releases, if any, necessary for Buyer to consummate the transactions contemplated hereby shall have been obtained by Buyer, including the resolution of all comments of the SEC to the Information Statement and shall have mailed the Information Statement as required under
SECTION 5.10.

               (e) ASSUMPTION DOCUMENTS. Buyer shall have executed and delivered to Company the Bill of Sale and such other documents of assumptions of liability relating to the Assumed Liabilities as Company reasonably request.

               (f) FACILITY PURCHASE AGREEMENT. Kashiv, LLC shall have executed and delivered to Interpharm Realty the Facility Purchase Agreement, and the closing of the transactions contemplated thereby shall have been consummated.

               (g) ESCROW AGREEMENT. Each of Buyer and Escrow Agent shall have executed and delivered to Company the Escrow Agreement.

          6.4 CLOSING PAYMENTS. At the Closing, Buyer shall: (i) deliver the Closing Cash Amount by wire transfer of immediately available funds in such amounts and to such bank accounts as may be directed in writing by Company at least two (2) Business Days prior to the Closing; and (ii) deposit with the Escrow Agent by wire transfer of immediately available funds an aggregate cash sum equal to the Escrow Amount, all in accordance with SECTIONS 2.5(B) AND

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2.5(C).


                                  ARTICLE VII
                          TERMINATION PRIOR TO CLOSING

          7.1 RIGHT OF TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing:

               (a) by the written mutual consent of Buyer and Company;

               (b) by Buyer, upon written notice to Company, if any of the conditions set forth in SECTION 6.2 shall not have been fulfilled in all material respects at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, PROVIDED that at the time of such notice Buyer must have complied in all material respects with its obligations under this Agreement; and PROVIDED, FURTHER, that Company shall have ten (10) days after the notice sent by Buyer pursuant to this subsection (b) in which to fulfill such conditions not fulfilled unless satisfaction of such a condition is or becomes impossible;

               (c) by Company, upon written notice to Buyer, if any of the conditions set forth in SECTION 6.3 shall not have been fulfilled in all material respects at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, PROVIDED that at the time of such notice Company must have complied in all material respects with their obligations under this Agreement; and PROVIDED, FURTHER, that Buyer shall have ten (10) days after the notice sent by Company pursuant to this subsection
(c) in which to fulfill such conditions not fulfilled unless satisfaction of such a condition is or becomes impossible;

               (d) by either Buyer or Company, upon written notice to the other, if the Closing shall not have occurred on or prior to September 16, 2008 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that at the time of such notice the party exercising such termination right shall have complied in all material respects with its obligations under this Agreement;

               (e) by Buyer, if Buyer is not satisfied in its sole discretion with the results of its Due Diligence, upon written notice given to Company prior to expiration of the Due Diligence Period that Buyer has elected to terminate this Agreement pursuant to this SECTION 7.1(E); PROVIDED, HOWEVER, that Buyer shall be deemed to have waived its termination right under this
SECTION 7.1(E) if Buyer has not given such written notice to Company prior to expiration of the Due Diligence Period;

               (f) By Company, in connection with Company's entering into a definitive agreement to effect an Acquisition Proposal in accordance, and provided that Company has complied, with SECTION 5.6; PROVIDED, HOWEVER, that an election by Company to terminate this Agreement pursuant to this SECTION 7.1(F) shall not be effective until Company shall have paid the Break-up Fee plus all Buyer Advances to the Company as provided in Section 7.2(b)(iii);

               (g) By Buyer, if (i) Company enters into a definitive agreement to effect an Acquisition Proposal, (ii) Company's Board of Directors recommends that Company's

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

shareholders accept or approve any Acquisition Proposal or (iii) Company's Board of Directors withdraws or modifies, in a manner material and adverse to Company, the Recommendation, in any case, regardless of whether Company has complied with
SECTION 5.6;

               (h) Automatically, as set forth in SECTION 6.1(B) above; or

               (i) Automatically, as set forth in SECTION 6.1(C) above; or

               (j) Automatically, in the event of Buyer's termination for any reason of the Facility Purchase Agreement, as permitted thereunder.

          7.2 EFFECT OF TERMINATION.

               (a) In the event of a termination of this Agreement, all further obligations of the parties under this Agreement shall terminate, no party shall have any right under this Agreement against any other party, except as set forth in this SECTION 7.2, and each party shall bear its own costs and expenses; PROVIDED, HOWEVER, that (except as set forth in SECTION 7.2(B)(II) below) termination under SECTION 7.1 shall not relieve any party of liability for any failure to perform or comply with this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

               (b) Notwithstanding anything herein to the contrary:

                  (i) in the event of any termination of this Agreement by Buyer pursuant to SECTIONS 7.1(B), (D) OR (E), or by mutual written consent pursuant to SECTION 7.1(A), or in the event of any termination of this Agreement pursuant to SECTION 7.1(H) due to Buyer's election to be a Non-Paying Party or in the event of any termination of this Agreement pursuant to SECTION 7.1(I) or SECTION 7.1(J), Company shall immediately reimburse Buyer for all Buyer Advances in accordance with the terms of the Loan and Security Agreement;

                  (ii) in the event of any termination of this Agreement by Company pursuant to SECTION 7.1(C), or in the event of any termination of this Agreement pursuant to SECTION 7.1(H) due to Seller's election to be a Non-Paying Party, all Buyer Advances shall be retained by Company as liquidated damages and Buyer shall have no further obligations against any of the Sellers or their shareholders of any nature whatsoever arising out of this Agreement;

                  (iii) if this  Agreement is terminated by Company  pursuant to
          SECTION 7.1(F) or by Buyer pursuant to SECTION 7.1(G), then Company shall pay to Buyer, an amount in cash equal to four percent (4%) of the Purchase Price plus reimbursement of all of its out-of-pocket costs and expenses (the "BREAK-UP FEE") plus all Buyer Advances; and

                  (iv) If (A) this Agreement is terminated by Company pursuant to SECTION 7.1(D) and (B) Company consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal, in either case, within twelve (12) months of such termination, then Company shall pay Buyer the Break-up Fee plus

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

          all Buyer Advances.

Payment of the Break-up Fee and Buyer Advances, if applicable,  required by this
SECTION 7.2(B) shall be payable by wire transfer of immediately  available funds
(1) in the case of termination of this Agreement by Company pursuant to SECTION 7.1(F) or by Buyer pursuant to SECTION 7.1(G), concurrently with the effective date of such termination, or (2) in case of a situation contemplated by SECTION 7.2(B)(IV), concurrently with the consummation of such Acquisition Proposal.


                                  ARTICLE VIII
                                 INDEMNIFICATION

          8.1 OBLIGATION OF COMPANY TO INDEMNIFY BUYER. Company hereby agrees to indemnify and hold harmless Buyer and its Representatives from, against and in respect of any and all Losses suffered, sustained, incurred or required to be paid by any of them by reason of:

                  (i) any representation or warranty made by Company in or pursuant to this Agreement or any of the other Transaction Documents being untrue or incorrect in any respect;

                  (ii) any failure by Company to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby;

                  (iii) any liability of any Seller to the extent it is not an Assumed Liability, including without limitation any liability of any Seller (other than the Assumed Liabilities) arising from the operation of the Business prior to the Closing;

                  (iv) any Taxes of any Seller or with respect to the Business for all periods prior to the Closing Date, and any Tax liability of any Seller or Company's shareholders arising in connection with the transactions contemplated hereby;

                  (v)  any  failure  of  any  Seller  to  have  good,   verified
          marketable title to the Acquired Assets free and clear of all Liens (other than Permitted Liens); or

                  (vi) any challenge to the transaction by any shareholder of the Company.

          8.2 [INTENTIONALLY OMITTED]

          8.3 OBLIGATION OF BUYER TO INDEMNIFY COMPANY. Buyer agrees to indemnify and hold harmless Company and its Representatives from, against, for and in respect of any all Losses suffered, sustained, incurred or required to be paid by any of them by reason of:

                  (i) any representation or warranty made by Buyer in or pursuant to

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

          this Agreement being untrue or incorrect in any respect;

                  (ii) any failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby;

                  (iii) Buyer's failure to discharge or satisfy the Assumed Liabilities; or

                  (iv) the operation of Buyer or the conduct of Buyer's business following the Closing, including, without limitation, any loss, liability, obligation, Lien, damage, cost or expense arising from products produced or processed by Buyer after the Closing, provided that the act that gives rise to said Losses does not arise from a breach by any Seller of any of the Transaction Documents.

          8.4  CLAIM NOTICE.

               (a) Except to the extent set forth in the next sentence, a party will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless (i) a written notice (the "CLAIM NOTICE") setting forth in reasonable detail the specific nature of the Losses and the estimated amount of such Losses (the "CLAIMED AMOUNT") has been given to the Indemnifying Party (as defined below) prior to the time that the representations, warranties, covenants or agreements which are the basis for such indemnification terminate pursuant to SECTION 8.8(B) and, (ii) in addition, if such matter arises out of a third party suit, action, investigation, proceeding or claim, such Claim Notice is given promptly, but in any event within thirty (30) days after the Indemnified Party (as defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give a Claim Notice hereunder shall not release the Indemnifying Party from its obligations under this ARTICLE VIII, except to the extent the Indemnifying Party is materially prejudiced by such failure to give such Claim Notice. The Indemnified Party, if Buyer, shall also concurrently deliver a copy of the Claim Notice to the Escrow Agent to the extent cash remains available in the Escrow Fund to satisfy the Claimed Amount.

               (b) With respect to Losses described in SECTION 8.1, Company shall be the "Indemnifying Party" and Buyer and its Representatives shall be the "Indemnified Parties". With respect to Losses described in SECTION 8.3, Buyer shall be the "Indemnifying Party" and Company and its Representatives shall be the "Indemnified Party".

          8.5  DEFENSE OF THIRD PARTY CLAIMS.

               (a) Upon receipt of Claim Notice of any third party suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must reasonably cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the

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

Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter.

               (b) In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement or compromise. Consent of the Indemnifying Party to such proposed settlement or compromise may not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if
(i) the Indemnifying Party is contesting such claim in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor unless consent of the Indemnifying Party to such proposed settlement or compromise was unreasonably withheld, delayed or conditioned.

               (c) If the Indemnifying Party undertakes the defense of such matters then the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

               (d) Buyer, Company, the Majority Shareholders and each of their successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party, shall keep each other informed of all settlement negotiations with third parties and the progress of any litigation and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim.

          8.6  CLAIMS BETWEEN COMPANY AND BUYER.

               (a) COMPANY CLAIMS AGAINST BUYER. In the case of a claim for indemnification hereunder which is brought by Seller as the Indemnified Party against Buyer as the Indemnifying Party, this SECTION 8.6(A) shall apply. Upon the Claim Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the Indemnified Party in writing (the "DISPUTE NOTICE") that the claim for indemnification is in dispute, setting forth in reasonable detail the basis of such dispute. In the event that a Dispute Notice is not given to the Indemnified Party within the required thirty (30) days, the

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

Indemnifying Party shall be obligated to pay the Indemnified Party the Claimed Amount within sixty (60) days after the date that the Claim Notice had been given to the Indemnifying Party. In the event that a Dispute Notice is timely given to an Indemnified Party, the parties hereto shall have thirty (30) days to resolve any such dispute. In the event that such dispute is not resolved by such parties within such period, the parties shall have the right to pursue all available remedies to resolve such dispute.

               (b) BUYER CLAIMS AGAINST COMPANY. In the case of a claim for indemnification hereunder which is brought by Buyer as the Indemnified Party against Seller as the Indemnifying Party, this SECTION 8.6(B) shall apply. Within thirty (30) days after delivery of a Claim Notice from Indemnified Party, Indemnifying Party shall deliver to Indemnified Party and the Escrow Agent a written response (the "COMPANY RESPONSE") in which Indemnifying Party shall either:

                    (i) agree that Indemnified  Party is entitled to receive all of the Claimed Amount, in which case Indemnified Party and Indemnifying Party shall deliver to the Escrow Agent, to the extent cash remains available in the Escrow Fund to satisfy the Claimed Amount, within two (2) Business Days following the delivery of the Company Response, a written notice executed by such parties instructing the Escrow Agent to disburse the Claimed Amount to Indemnified Party;

                    (ii) agree that  Indemnified  Party is  entitled  to receive part, but not all, of the Claimed Amount (the "AGREED AMOUNT") in which case Indemnified Party and Indemnifying Party shall deliver to the Escrow Agent, to the extent cash remains available in the Escrow Fund to satisfy the Agreed Amount, within two (2) Business Days following the delivery of the Company Response, a written notice executed by such parties instructing the Escrow Agent to disburse the Agreed Amount to Indemnified Party; or

                    (iii) dispute that Indemnified  Party is entitled to receive any of the Claimed Amount, in which case, after a final, non-appealable judgment has been rendered or a settlement has been reached in respect of such dispute, Indemnified Party shall, to the extent Indemnified Party is successful in obtaining any cash sum in such final resolution or settlement, and to the extent cash remains available in the Escrow Fund to satisfy such cash sum, Indemnified Party shall deliver to the Escrow Agent a copy of the settlement agreement or court order or decree setting forth the cash sum to which Indemnified Party is thereby entitled and the Escrow Agent shall act in accordance with the terms of the Escrow Agreement.

          8.7 BUYER'S KNOWLEDGE IS NOT WAIVER. Notwithstanding any right of Buyer to fully investigate the affairs of Sellers and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers contained in this Agreement (including the Schedules), as modified by the Disclosure
Memorandum, or in any document delivered to Buyer by any Seller or its Representatives in connection with the transactions

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

contemplated by this Agreement, and such knowledge (except to the extent set forth in the Disclosure Memorandum in a section corresponding to the representation which it is intended to qualify or in a qualification contained in a provision of this Agreement or a Schedule hereto) shall not constitute a waiver of any Claims for indemnified Losses which Buyer may make under this
ARTICLE VIII or estop Buyer from making any such Claims.

          8.8 SURVIVAL. Notwithstanding anything to the contrary in this Agreement, the representations and warranties of each of the parties set forth in this Agreement shall survive the Closing, and such representations and warranties shall terminate on the one (1) year anniversary of the Closing; PROVIDED, HOWEVER, that any representation or warranty that is the subject of a Claim Notice delivered in good faith in compliance with the requirements of
SECTION 8.4(A) prior to the one (1) year anniversary of the Closing shall survive with respect only to the specific matters described in such Claim Notice until the earlier to occur of (y) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (z) the date on which the matter described in such Claim Notice has otherwise reached final resolution. All covenants and agreements of each of the parties set forth in this Agreement shall survive the Closing indefinitely.

          8.9 INDEMNITY BASKET. Notwithstanding anything to the contrary in this Agreement, no Indemnifying Party shall have any obligation to indemnify any Indemnified Party under this ARTICLE VIII until and unless the aggregate amount of Losses (other than those referred to in the proviso to this sentence) incurred by all Indemnified Parties exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate (the "BASKET"), after which point the Indemnifying Parties will be obligated to indemnify the Indemnified Parties from and against the full amount of such Losses (including the Basket), subject to the Ceiling; PROVIDED, HOWEVER, that the Basket shall not apply with respect to any Losses set forth in SECTION 8.10(B) below.

          8.10 INDEMNITY CEILING. Notwithstanding anything to the contrary in this Agreement, the liability of the parties under this ARTICLE VIII shall be limited as follows:

               (a) The maximum amount of Losses incurred by a party for which any party shall be liable pursuant to this ARTICLE VIII shall not exceed (i) with respect to all of Company, Three Million Five Hundred Thousand Dollars ($ 3,500,000.00), and (ii) with respect to Buyer, Three Million Five Hundred Thousand Dollars ($ 3,500,000.00) (as applicable, the "CEILING").

               (b) Notwithstanding the foregoing, with respect to Losses relating to or resulting from any fraud or any intentional misconduct, an Indemnified Party shall be entitled to indemnification with respect to such Losses as though the Ceiling were equal to the Purchase Price.

          8.11 CHARACTERIZATION OF INDEMNITY PAYMENT FOR TAX PURPOSES. All amounts payable under this ARTICLE VIII shall be treated for all tax purposes as adjustments to the Purchase Price, except as otherwise required by law.

          8.12 EXCLUSIVE REMEDY. Other than in respect of Claims arising out of fraud, intentional misconduct or criminal conduct (in which case Buyer shall have all remedies available at law or in equity), the sole and exclusive remedy for any matter arising out of this

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Agreement  after the Closing is a claim for  indemnification  under this ARTICLE
VIII (subject to the limitations contained in SECTIONS 8.8, 8.9 and 8.10) and Buyer's sole recourse in order to satisfy any such claim (other than a claim for Losses set forth in SECTION 8.10(B) above) shall be limited to the Escrowed Funds; PROVIDED, HOWEVER, that this paragraph shall not operate as a bar to any
suit  for  specific   performance   (which  does  not  seek  monetary   damages)
contemplated by this Agreement.

          8.13 DUTY TO MITIGATE; INSURANCE BENEFITS.

               (a) No Indemnified Party shall be entitled to indemnification under this Article VIII for any Losses with respect to:

                    (i) any covenant or condition waived in writing by the other party on or prior to the Closing; or

                    (ii) any Loss with  respect to any matter to the extent that such matter was incorporated in the calculation of the adjustment of the Purchase Price pursuant to SECTION
                         2.6 and not otherwise a breach of a representation or warranty.

               (b) Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification under this Article VIII.

               (c) The amount of any Losses under ARTICLE VIII sustained by an Indemnified Party shall be reduced by any amount received by such Indemnified Party with respect thereto under any insurance coverage or from any other Person alleged to be responsible therefor. The Indemnified Party shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and/or from such other Person alleged to have responsibility with respect to the Loss, as applicable. If an Indemnified Party receives an amount under insurance coverage and/or from such other Person, as applicable, with respect to Losses sustained at any time subsequent to any indemnification payment pursuant to this ARTICLE VIII, then such Indemnified Party shall promptly reimburse the applicable Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification up to such amount realized or received by the Indemnified Party.

                                   ARTICLE IX
                                 OTHER COVENANTS

          9.1 CERTAIN EMPLOYMENT ARRANGEMENTS.

               (a) Not less than fifteen (15) days prior to the Closing, Buyer will provide to Company a list identifying the number of the Employees that will be offered employment (each, a "SPECIFIED EMPLOYEE") as Buyer determines satisfy Buyer's needs and hiring criteria (which shall be not less than seventy percent (70%) of Sellers' employees). Prior to (but conditioned upon) the Closing, Buyer shall offer each of the Specified Employees engagement or employment with Buyer. Other than the Specified Employees, Buyer shall have no obligation to

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

engage or hire any Seller Employees.

               (b) Sellers shall be solely responsible for (i) ensuring compliance with the WARN Act (to the extent applicable), (ii) payment of accrued vacation or paid time off, (iii) payment of any severance payments that may be due to any of its Employees, and (iv) all other legal requirements in connection with any reductions in force or other terminations of Sellers' Employees.

          9.2 RIGHTS OF ENDORSEMENT. From and after the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by any Seller hereunder and to endorse with the name of the applicable Seller any checks received on account of such receivables or other items, and Company agrees that it will, and shall cause each of the Sellers to, transfer or deliver promptly to Buyer from time to time, any cash or other property that any Seller may receive with respect to any of the Acquired Assets. Company shall, and shall cause each of the Sellers to, cooperate with Buyer in such transfers, including the execution and delivery of all documents and instruments in order to effectuate the foregoing.

          9.3  ADDITIONAL   REGULATORY   MATTERS;   AGENCY  RELATIONSHIP  DURING
TRANSITION PERIOD.

               (a) REGISTRATIONS. On or promptly after the Closing Date, the parties will cooperate in transferring to Buyer the new drug applications and ANDAs required to manufacture, market and sell finished dosage forms of each Product in the United States, its territories, commonwealths and possessions filed by or on behalf of any Seller with the FDA and any amendments or supplements thereto which were filed on behalf of any Seller on or prior to the Closing Date (the "REGISTRATIONS"). Promptly following the Closing Date, the parties will agree upon procedures to ensure a smooth transition from each Seller to Buyer of all of the activities required to be undertaken by the Registration holder, including adverse experience reporting, quarterly and annual reports to the FDA, handling and tracking of complaints, sample tracking, and communication with health care professionals, customers and the FDA. Company shall, and shall cause each Seller to, cooperate with Buyer, at no charge, to ensure a smooth transition of the activities contemplated hereby.

               (b) INTERIM RESPONSIBILITY FOR REGISTRATIONS. Until the Registrations have been transferred to Buyer, Buyer shall act as the regulatory agent for all Registrations pending before the FDA and shall be responsible for maintaining them at its sole cost and expense. Each party shall cooperate with the other in making and maintaining all regulatory filings that may be necessary in connection with the execution, delivery and performance of this Agreement. After each Registration approval is received from the FDA, Buyer shall transfer such Registration into Buyer's name.

               (c) COMMUNICATION WITH AGENCIES. Until the Registrations are transferred to Buyer, Buyer, as the Regulatory Agent, shall have responsibility for all communications with FDA and corresponding foreign bodies relating to the Products, and Company shall, and shall cause each of the Sellers to, promptly provide Buyer with copies of all communications to or from the FDA with respect to each Product and/or the manufacture thereof. After such transfer has been completed, Buyer shall have responsibility for all such communication and each party

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

shall promptly provide the other with copies of any communications or contacts it sends to or receives from any other governmental agency in the Territory concerning the Products, other than communications by Buyer concerning promotional materials, with respect to which Buyer shall not be required to provide copies to Company.

               (d) SELLERS' NDC NUMBERS. Until Buyer's establishment of Buyer NDC Numbers as set forth in Section 9.3(e) below, Company shall, and shall cause each of the Sellers to, not discontinue the NDC Numbers for the Products existing as of the date hereof; at which time, Buyer shall discontinue the use of Sellers' NDC Numbers for the Products other than with respect to returns, rebates, allowances and adjustments for Products sold prior to the Closing Date; PROVIDED, HOWEVER, that Buyer will be permitted to continue to sell the Products with labeling bearing Sellers' NDC Numbers if Buyer does not have sufficient Product Inventory bearing Buyer NDC Number to meet its firm orders; and PROVIDED, FURTHER, that Sellers shall not seek from any customer any type of cross-referencing of Buyer NDC Numbers with any Seller products and PROVIDED, FURTHER, that Sellers shall provide Buyer with draft notifications to any Seller customers regarding the use or discontinued use of such numbers by any Seller prior to such notifications being disseminated to the customers. Buyer shall have five (5) Business Days in which to approve such notifications, such approval shall not be unreasonably withheld; otherwise, Buyer's approval shall be deemed given.

               (e) BUYER NDC NUMBERS. Buyer covenants and agrees that, within five (5) Business Days of the Closing Date, Buyer will apply for and initiate applicable processes to obtain and establish new NDC Numbers (the "BUYER NDC NUMBERS") and notify Company thereof. Buyer may be permitted to sell the inventory of Product with labeling bearing the NDC Numbers as of the date hereof until the inventory of such Product is exhausted. Buyer will not sell any inventory bearing Buyer's NDC Numbers prior to selling any products or inventory bearing Sellers' NDC Numbers.

               (f) GOVERNMENTAL INSPECTIONS. Each party shall advise the other party of any governmental visits to, or written or oral inquiries about, any facilities (to the extent such visit relates to, or the results thereof could affect the manufacture or supply of, a Product) or procedures for the manufacture, storage or handling of a Product, or the marketing, selling, promotion or distribution of any Product, promptly after any such visit or inquiry (or in advance, for any scheduled visits). Each party shall promptly furnish to the other party any report or correspondence issued by or provided to the governmental authority in connection with such visit or inquiry, purged only of confidential information of such party wholly unrelated to the other party's activities under this Agreement and any information that is unrelated to the Products. Each party shall permit the relevant governmental authorities to inspect its facilities in connection with the activities contemplated by this Agreement.

          9.4 NAME USE LICENSE. For a period of three (3) years from and after the Closing, Buyer shall have a royalty free, fully paid, perpetual, transferable license to use the names "Interpharm" and "Interpharm Holdings" and the related logos in connection with Buyer's seeking to obtain regulatory approval to market and sell the Products.

          9.5 AMENDMENT TO REAL ESTATE LEASE AGREEMENT. Company shall cause Sutaria Family Realty, LLC, as landlord under the lease agreement for the Leased Real Property located

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

at 75 Adams Avenue, Hauppauge, New York 11788, to execute and deliver to Buyer, at least two (2) Business Days prior to the expiration of the Due Diligence Period, an amendment to said lease agreement in form and substance reasonably acceptable to Buyer. Failure to meet this requirement shall give Buyer the right to terminate this Agreement at any time prior to the end of the Due Diligence Period.

                                   ARTICLE X
                                  MISCELLANEOUS

          10.1 NOTICES.

               (a) Any notice, consent, request or other communication required or provided for by this Agreement shall be in writing and shall be deemed to have been duly and properly given or served for any purpose only if (i) delivered personally (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), (iii) sent by registered or certified mail, return receipt requested, or (iv) sent by an internationally recognized courier service, postage and charges prepaid, in each case to the appropriate addresses and telecopier numbers set forth below:

         If to Buyer:        Amneal Pharmaceuticals of New York, LLC
                             209 McLean Boulevard
                             Paterson, New Jersey 07504
                             Attn:  Chirag Patel, President
                             Facsimile:  (973) 357-0230

         With a copy to:     Budd Larner, P.C.
                             150 John F. Kennedy Parkway
                             Short Hills, New Jersey 07078
                             Attn: Robert A. Loewenstein, Esq.
                             Facsimile:  (973) 379-7734

         And with a copy to: Tarsadia Hotels
                             620 Newport Center Drive, Fourteenth Floor
                             Newport Beach, CA  92660
                             Attn: Edward Coss, Executive Vice President
                                   and General Counsel
                             Facsimile: (949) 610-8222

         If to any Seller or
         any Majority
         Shareholder:        c/o Interpharm Holdings, Inc.
                             75 Adams Avenue
                             Hauppauge, New York 11788
                             Attn:  Cameron Reid
                             Facsimile:  (201) 818-1786

         With a copy to:     Guzov Ofsink, LLC
                             600 Madison Avenue, 14th Floor
                             New York, New York  10022
                             Attn: Darren L. Ofsink, Esq.
                             Facsimile:  (212) 688-7273

         And with a copy to: Davidoff Malito & Hutcher LLP
                             200 Garden City Plaza, Suite 315
                             Garden City, New York 11530
                             Facsimile: (516) 248-6422
                             Attention: Neil Kaufman, Esq.

         And with a copy to: Martin, Lucas & Chioffi, LLP
                             177 Broad Street
                             Stamford, CT  06901
                             Facsimile: Fax:  (203) 973-5232
                             Attention: Gloria Skigen, Esq.

A party may change his or her address for the purpose of this SECTION 10.1 by written notice to the other parties in the manner provided for above.

               (b) All such notices, requests, consents and other communications shall be deemed to have been given (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing by an internationally recognized express courier service, if sent by next day delivery providing receipt of delivery, on the second Business Day following the date of such mailing, (iii) in the case of registered or certified mailing, postage and charges prepaid, return receipt requested, on the third Business Day following the date of such mailing and (iv) in the case of telecopy, when received.

          10.2 ENTIRE AGREEMENT. This Agreement together with the other Transaction Documents constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof including, but not limited to, that certain Letter of Intent dated October 20, 2007, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

          10.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto; PROVIDED, HOWEVER, that Buyer may assign its rights to any Affiliate or to a successor of the business of Buyer, in each case without the consent of Company.

          10.4 HEADINGS. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          10.5 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          10.6 SCHEDULES, ETC. All Exhibits and Schedules annexed hereto and the Disclosure Memorandum are expressly made a part of this Agreement as though fully set forth herein, and all references to this Agreement herein or in any such Exhibits or Schedules or the Disclosure Memorandum shall refer to and include all such Exhibits and Schedules and the Disclosure Memorandum.

          10.7 GOVERNING LAW. This Agreement shall be construed, enforced, and governed by the internal laws of the State of Delaware, without regard to its conflicts of laws principles.

          10.8 CONSENT TO JURISDICTION. Each party to this Agreement irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the federal courts located in the State of Delaware, and, by execution and delivery of this Agreement, each party to this Agreement hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in SECTION 10.1. Each party to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this SECTION 10.8 shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

          10.9 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

          10.10 RESPONSIBILITY FOR TAXES. Each party shall be responsible for any Taxes that such party may incur pursuant to the transactions contemplated hereby and specifically Sellers shall be responsible for and pay all sales, use and other transfer Taxes resulting from the transactions contemplated hereunder.

          10.11 FEES AND EXPENSES. Each party shall pay all of its own fees and expenses

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

incurred by it in connection with the transactions contemplated hereby.

          10.12 CONFIDENTIALITY AGREEMENT. Between the date of this Agreement and the Closing Date or termination date, each of the parties hereto shall continue to be bound by the terms and conditions of that certain Confidentiality Agreement dated February 15, 2008 between Company and Buyer. The terms and conditions of such Confidentiality Agreement shall survive any termination of this Agreement.

          10.13 THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided in ARTICLE VIII, no Person shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

          10.14 FURTHER ASSURANCES. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, the parties hereto shall execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

          10.15 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, including by means of facsimile, electronic mail or similar means, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          10.16 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed and delivered this Asset Purchase Agreement as of the date first above written.


                                      BUYER:

                                        AMNEAL PHARMACEUTICALS OF NEW YORK, LLC

                                        By: /s/ Chirag Patel
                                            ----------------------------------
                                            Name: Chirag Patel
                                            Title:President and Managing Member

                                      COMPANY:

                                        INTERPHARM HOLDINGS, INC.

                                        By: /s/ Peter Giallorenzo
                                            -----------------------------------
                                            Name:  Peter Giallorenzo
                                            Title: COO/CFO


                                      MAJORITY SHAREHOLDERS (SOLELY FOR PURPOSES
                                      OF SECTIONS 5.6, 5.8, 5.9 AND 8.5(D)):

                                         TULLIS-DICKERSON CAPITAL FOCUS III,
                                         L.P.

                                         By:  Tullis-Dickerson  Partners III,
                                              L.L.C.,  its general partner

                                         By:  /s/ Joan P. Neuscheler
                                              ---------------------------------
                                              Name:  Joan P. Neuscheler
                                              Title:


                                         AISLING CAPITAL II, L.P.

                                         By:  AISLING CAPITAL PARTNERS, LP, its
                                              General Partner

                                         By:  AISLING CAPITAL PARTNERS, LLC, its
                                              General Partner

                                         By:  /s/ Dennis Purcell
                                              ---------------------------------
                                              Name:  Dennis Purcell
                                              Title: Sr. Managing Member


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                      MAJORITY SHAREHOLDERS (SOLELY FOR PURPOSES
                                      OF SECTIONS 5.6, 5.8, 5.9 AND 8.5(D))
                                      (CONTINUED):


                                         RAJ HOLDINGS I, LLC

                                         By:  /s/ Maganlal K. Sutaria
                                              ---------------------------------
                                              Name:  Perry Sutaria
                                              Title: Managing Member
                                         By:  Maganlal K. Sutaria,
                                              attorney-in-fact


                                         RAVI HOLDINGS I, LLC

                                         By:  /s/ Ravi Sutaria
                                              ---------------------------------
                                              Name:  Ravi Sutaria
                                              Title: Managing Member


                                         P&K HOLDINGS, LLC

                                         By:  /s/ Maganlal K. Sutaria
                                              ---------------------------------
                                              Name:  Perry Sutaria
                                              Title: Managing Member
                                         By:  Maganlal K. Sutaria,
                                              attorney-in-fact


                                         /s/ Maganlal K. Sutaria
                                         ---------------------------------------
                                         Maganlal K. Sutaria



                                         /s/ Maganlal K. Sutaria
                                         ---------------------------------------
                                         Perry Sutaria
                                         By:  Maganlal K. Sutaria,
                                              attorney-in-fact


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                      COMPANY:

                                         INTERPHARM, INC.

                                         By: /s/ Peter Giallorenzo
                                             -----------------------------------
                                             Name:  Peter Giallorenzo
                                             Title: COO/CFO















                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]